As filed with the Securities and Exchange Commission on January  5, 2019

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2834

(Primary Standard Industrial Classification Code Number)

45-2552528

(I.R.S. Employer Identification Number)

6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, Tel : (800) 489-4774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Collier, 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367 (800) 489-4774

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

Tel: (914) 674-4373

Fax (914) 693-2963

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Common stock, $0.0001 par value per share	81,250,000 shares	$0.022	$1,787,500	$217.00

1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on the OTCQB on January 5, 2019.

3) Calculated under Section 6(b) of the Securities Act of 1933.

(4) As of January 5, 2019, the Company had 433,563,061 issued and outstanding shares of common stock. These 81,250,000 shares represent 18.74% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 514,813,061 and the registered shares will then represent 15.78% of those shares. Additionally, as of the date of this Registration Statement, these 81,250,000 shares represent 31.7% of the current float

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is ordered effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 5, 2019

Prospectus

Endonovo Therapeutics, Inc.

81,250,000 Shares
Common Stock

This prospectus relates to the offer and resale of up to 81,250,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Azure Capital, Inc., or “Azure”. Azure has agreed to purchase up to $10,000,000 in share value pursuant to the investment agreement dated December 31, 2018 between Azure and us. Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the “Investment Agreement,” we have the right to put up to $10,000,000 million in shares of our common stock to Azure. This arrangement is sometimes referred to as an “Equity Line.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder”.

As of January 5, 2019, the Company had 433,563,061 issued and outstanding shares of common stock. The 81,250,000 shares represent 18.74% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 514,813,061 and the registered shares will then represent 15.78% of those shares. Additionally, as of the date of this Registration Statement, these 81,250,000 shares represent 33.3% of the current float.

We will not receive any proceeds from the resale of these shares of common stock offered by Azure. We will, however, receive proceeds from the sale of shares to Azure pursuant to the Equity Line. When we put an amount of shares to Azure, the per share purchase price that Azure will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Azure will pay us a per share purchase price equal to ninety-four percent (94%) of the lowest daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Azure may sell the shares of common stock from time to time at the prevailing market price on the OTCQB market, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Azure is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled “Plan of Distribution”.

Our common stock is quoted on the OTCQB market under the symbol “ENDV”. The last reported sale price of our common stock on the OTCQB market on January 5, 2019 was $0.020 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the “Risk Factors” section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus January 5, 2019

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This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 7 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward- looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

ENDONOVO THERAPEUTICS, INC.

Depending upon the context, the terms “ENDV,” “Endonovo Therapeutics, Inc.” “Company,” “we,” “our” and “us,” refers to either Endonovo Therapeutics, Inc. alone or Endonovo Therapeutics, Inc. and its subsidiaries collectively.

Organizational History

Endonovo Therapeutics, Inc. and Subsidiaries (the “Company” or “ENDV” “we” “us” “our”) is primarily focused in the business of biomedical research and development, particularly in regenerative medicine and pain management, which has included the development and marketing of its proprietary and patented square wave form SofPulse® device. The Company has historically been involved with intellectual property licensing, commercialization and debt portfolio management. No assurances can be made that the Company will be successful in achieving its plans.

Our Principal Executive Offices. Our principal executive offices are located at 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, our telephone number is (800) 489-4774 and our website address is www.endonovo.com. Information included or referred to on our website is not a part of this prospectus.

Summary of the Offering

This prospectus relates to the resale of up to 81,250,000 shares of our common stock by Azure. The Investment Agreement with Azure provides that Azure is committed to purchase up to $10,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 81,250,000 shares may be issued under the Equity Line at per-share prices set at ninety-four percent (94%) of the lowest daily volume weighted average price (VWAP) of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable put notice (such five-day period, the “Pricing Period”).

The Investment Agreement is further described below under the heading, “Investment Agreement”.

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Shareholder	81,250,000 shares which are available for use under the Equity Line. As of January 2, 2019 433,563,601 issued and outstanding shares of common stock. These 81,250,000 shares represent 18.74% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 514,813,061 and the registered shares will then represent 15.78% of those shares. Additionally, as of the date of this Registration Statement, these 81,250,000 shares represent 33.3 % of the current float.

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

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Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See “Use of Proceeds.” We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

OTC Markets Symbol	“ENDV”

Investment Agreement

We entered into the Investment Agreement with Azure on January 1, 2019. Pursuant to the Investment Agreement, Azure committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The obligations of Azure as imposed by the terms of this agreement are non-transferrable. The aggregate number of shares issuable by us and purchasable by Azure under the Investment Agreement is 81,250,000. To date, we have sold none of the available shares.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of: (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we will withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Azure. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Azure, including the following:

● we will not be entitled to put shares to Azure unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Azure;

● we will not be entitled to put shares to Azure unless our common stock continues to be quoted on the OTCQB market, or becomes listed on a national securities exchange;

● we will not be entitled to put shares to Azure to the extent that such shares would cause Azure’s beneficial ownership to exceed 4.99% of our outstanding shares; and

● we will not be entitled to put shares to Azure prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Azure are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Azure, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

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The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Azure a check for $10,000 and agreed to pay Azure an additional $10,000 following the first put hereunder.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated as of January 1, 2019, between Azure and us, we are obligated to file one or more registration statements with the SEC to register the resale by Azure of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 81,250,000 shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISK FACTORS

An investment our common stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this Prospectus and to the risk factors in our SEC filings.

Risks Relating to our Financial Condition

We are a company with a limited operating history and have not generated significant revenues to date. We may never generate significant revenues. Our predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, we merged with a newly incorporated successor company, now called Endonovo Therapeutics, Inc., in July 2011. We have incurred losses since our inception. As of September 30, 2018, we had a total accumulated deficit of $(37,002,396). While we have begun to realize revenues from the sale of SofPulse® devices, it is impossible for us meaningfully project the revenue levels that might be achieved or whether and when we might become profitable. In order to increase the market of our devices and to capitalize on the potential of our intellectual property, we must conduct clinical trials, obtain FDA approvals and seek recognition of our therapies within the healthcare industry including third party payors. We must also attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

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Our internal controls are not effective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We currently have a limited executive management group managing the financial controls of the Company.

We have a Chief Executive Officer, Alan Collier, who is responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon the reporting may make an uninformed investment decision.

Risks Relating to our Business and our Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which an investor can evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	generate revenues and implement our business plan and growth strategy;
●	attract and retain marketing and commercial sponsors;
●	aggressively counter and respond to actions by our competitors;
●	maintain adequate control of our expenses;
●	attract, retain and motivate qualified personnel;
●	react to member preferences and demands;
●	maintain regulatory compliance; and
●	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

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Our limited operating history could delay our growth and result in the loss of your investment.

We were incorporated in 2011. However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their growth stage of development. Such risks include, but are not limited to, dependence on the growth of use of technology and services, complete product development, clinical trials and obtain industry acceptance while responding to competitive developments and attracting, retaining, and motivating qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares. In November 2017 we acquired substantial intellectual property related to our electroceutial business from Rio Grande Neurosciences, Inc.. However, we will be required to allocate our limited resources effectively to complete required FDA trials and obtain market acceptance for our products.

Our ability to implement and manage growth strategy is uncertain.

We plan on expanding the market segments in which we acquire approval of medical indications. Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources. Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion into different markets, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds for operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to complete necessary clinical trials and obtain approvals so that we can generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. Endonovo Therapeutics is, and will be, heavily dependent on the skill, acumen and services of our key executives. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find qualified replacements. We have not entered into long-term employment agreements with all of our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of Endonovo Therapeutics reduced.

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As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell its products internationally by virtue of the global access to its products line and it expects to have customers located in several countries. The Company’s international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

●	New and different legal and regulatory requirements in local jurisdictions;
●	Potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
●	Risk of nationalization of private enterprises by foreign governments;
●	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,
●	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

The Company may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since our products may be available over the Internet in foreign countries and the Company may have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business relies in large part on granted patents which we own. However, the grant of a patent does not ensure that litigation will not arise where the validity of the patent is challenged or that the patent will not be found by a court to infringe upon patents held by others. Furthermore, any litigation relating to our patent rights is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business and financial condition.

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We may not be able to obtain third-party reimbursement or favorable product pricing, which would reduce our ability to operate profitably.

Our ability to successfully commercialize certain of our proposed products may depend to a significant degree on reimbursement of the costs of such products and related services at acceptable levels from government authorities and other organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Certain provisions of Delaware law applicable to Endonovo could also delay a merger, tender offer, or proxy contest or make one more difficult.

As a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Risks Relating to Our Reliance on Third Parties

Because our Business Involves Medical Technology, Our Business Tends to be Capital Intensive.

We are likely to require additional capital to maintain operations or expand our business. We have not made any arrangements to obtain any additional financing. Any additional financing may only be available on terms unfavorable to us and disadvantageous to our shareholders.

The Protection from our Future Patents is Uncertain.

We will rely on patents and trade secrets for the protection of our intellectual property. The issuance of a patent by the Patent Office does not ensure that the patent will be upheld if it is challenged in litigation or that the patent will not be found to infringe upon patents validly issued to others. We could be exposed to substantial litigation expense defending their intellectual property as well as liability to others.

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Our Proposed Products may Become Technologically Obsolete.

The medical products market is characterized by extensive research and development activities. New developments are expected to continue at a rapid pace and there can be no assurance that new discoveries will not render our products, processes and devices uneconomical or obsolete. The likelihood of success for our products must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new medical processes, devices and products and their level of acceptance by the medical community.

We may Encounter Liabilities Involving Customers and Third Parties.

The sale of medical devices can result in claims for injury if a product causes harm or fails to perform as promised. Although we have not been subject to any such claim, no assurance can be given that such claims will not be made in the future or that we can obtain any insurance coverage. If we were subject to an uncovered claim, our assets could be greatly reduced.

Government Regulations May Result in Costs and Delays.

The development, testing, production and marketing of our future products are subject to regulation by the FDA as devices under 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Additionally, our products may be subject to regulation by similar agencies in other states and foreign countries. While we believe that we have complied with all applicable laws and regulations, continued compliance with such laws or regulations, including any new laws or regulations, might impose additional costs on us which could adversely affect its financial performance and results of operations.

We depend on our collaborators to help us develop and test our devices, and our ability to develop and commercialize our devices may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our devices may require that we enter into collaborations with consultants, corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, design prototypes for and value our intellectual property, and market for us any commercial products that result from our collaborations.

The development and commercialization of our proprietary square wave form device will be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

For initial or additional pre-clinical and clinical trials (“Clinical Trials”) required for our proprietary square wave form device by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we depend on clinical investigators and clinical sites and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.

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With respect to any additional clinical studies for our products which are required by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we rely on clinical investigators and clinical sites, some of which are private practices, and some of which are research university- or government-affiliated, to enroll patients in our Clinical Trials. We may rely on: pathologists and pathology laboratories; a contract research organization to assist in monitoring, collection of data, and ensuring FDA Good Clinical Practices (“GCP”) are observed at our sites; a consultant biostatistician; and other third parties to manage the trial and to perform related data collection and analysis.

However, we may not be able to control the amount and timing of resources that clinical sites and other third parties may devote to our Clinical Trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our Clinical Trials, or if the clinical sites fail to comply adequately with the clinical protocols, we will be unable to complete these trials, which could prevent us from obtaining regulatory approvals for our products or other products developed from our core technology. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated.

If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain are compromised due to their failure to adhere to our clinical protocols or for other reasons, our Clinical Trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our products or other products developed from our core technology.

In addition to the foregoing, any initial or additional clinical studies for any of our products which are required by the FDA and any Clinical Trials relating to the development of our core technology for other applications may be delayed or halted for numerous other reasons, including, but not limited to, the following:

●	the FDA, an Institutional Review Board (“IRB”) or other regulatory authorities place our clinical trial on hold;
●	patients do not enroll in Clinical Trials at the rate we expect;
●	patient follow-up is not at the rate we expect;
●	IRBs and third-party clinical investigators delay or reject our trial protocol;
●	third-party organizations do not perform data collection and analysis in a timely or accurate manner;
●	regulatory inspections of our Clinical Trials or manufacturing facilities, among other things, require us to undertake corrective action or suspend or terminate our Clinical Trials, or invalidate our Clinical Trials;
●	changes in governmental regulations or administrative actions; and
●	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness.

If our products are approved for reimbursement, we anticipate experiencing significant pressures on pricing.

We may not develop a substantial amount of commercialized products.

We are a development stage company and currently have one commercialized product, the SofPulse. We believe that the patents that we have acquired will allow us to develop additional devices and prove usefulness for other applications. However, while we believe we will achieve the desired clinical results, commercialization of each of our products remains subject to certain significant risks. Our efforts may not lead to commercially successful products for a number of reasons, including:

●	we may not be able to obtain regulatory approvals for our devices, or the approved indication may be narrower than we seek;
●	any of our devices may not prove to be safe and effective in Clinical Trials to the FDA’s satisfaction;
●	physicians may not receive any reimbursement from third-party payers, or the level of reimbursement may be insufficient to support widespread adoption of our devices;
●	we may experience delays in our continuing development program;

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●	any products that are approved by regulators may not be accepted in the marketplace by physicians or patients;
●	we may not have adequate financial or other resources to complete the continued development or to commence the commercialization of the our devices and we will not have adequate financial or other resources to achieve significant commercialization of our devices;
●	we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and
●	rapid technological change may make our technology and products obsolete.

If we are unable to obtain regulatory approval for or successfully commercialize our products, we will be unable to generate revenue outside of our present approved device, the SofPulse®.

Non-FDA Government Regulation May Affect our Results.

The advertising of our devices will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our devices will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system. These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements in connection with the sale of our products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid. These federal laws include, by way of example, the following:

●	the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;
●	the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;
●	the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;
●	the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and
●	the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information. These state laws typically impose criminal and civil penalties similar to the federal laws.

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In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

Our Clinical Trials could be delayed by factors over which we have little control.

The start or conduct of a clinical trial can be delayed by a number of factors that may include, but are not limited to, government sequestration that could limit the availability of federal grants or delay in the approval and compliance process of where our clinical trial will be conducted. As a result, the purchase of equipment necessary to prepare and optimize the prototype for the clinical trial could be delayed.

The FDA may require additional Clinical Trials and any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

While we are undertaking the Clinical Trials we believe to be compliant with FDA regulations, for new devices. The occurrence of unexpected findings in connection with any initial or subsequent clinical trial required by the FDA may prevent or delay obtaining approval. In addition subsequent clinical studies would require the expenditure of additional company resources and could be a long and expensive process subject to unexpected delays. Any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

If any additional products are approved by the FDA, they may be approved only for narrow indications.

Even if approved, our devices may not be approved for the indications that are necessary or desirable for successful commercialization.

If we wish to modify any of our devices after receiving FDA approval, including changes in indications or other modifications that could affect safety and effectiveness, additional approvals could be required from the FDA, we may be required to submit extensive pre-clinical and clinical data, depending on the nature of the changes. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies, could delay the commercialization of our devices and require us to make substantial additional research, development and other expenditures. We may not obtain the necessary regulatory approvals to market our devices in the U.S. or anywhere else. Any delay in, or failure to receive or maintain, approval for our proprietary square wave form device and/or cell-free therapies could prevent us from generating revenue or achieving profitability, and our business, financial condition, and results of operations would be materially adversely affected.

Management of our Company is within the control of our sole director who is also our CEO. You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who will beneficially own 16.7 % of our common stock and 25,000 shares super voting of Preferred AA, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Holders of the common stock who purchase in this offering will not obtain majority control of the Company. Therefore, management will retain the power to elect all of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution. Accordingly, no investor should purchase the common stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to such individuals.

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Our reliance on the activities of our non-employee consultants whose activities are not wholly within our control, may lead to delays in development of proposed products or in the development of our business.

We rely extensively upon and have relationships with consultants. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this prospectus we have 433,563,061 shares of common stock outstanding. 253,152,911 shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

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There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipts for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We Have Paid No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Future issuances of common shares may be adversely affected by the EPA.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the EPA, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Azure will depress the market price of our common stock.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have 1000 shares of preferred stock outstanding. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stock holders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

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We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Management will have substantial discretion over the use of the proceeds of this Offering and may not choose to use it effectively.

We plan to use the proceeds from this Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Endonovo Therapeutics’ Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions

Risks Related to this Offering

We are registering the resale of a maximum of 81,250,000 shares of common stock, all of which may be issued to Azure under the Equity Line. The resale of such shares by Azure could depress the market price of our common stock.

We are registering the resale of a maximum of 81,250,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Azure could depress the market price of our common stock. As of January 5, 2019, there were 433,563,061 shares of our common stock issued and outstanding. In total, we may issue up to 81,250,000 shares to Azure pursuant to the Equity Line, meaning that, we are obligated to file one or more registration statements covering the shares remaining of the eligible 81,250,000 shares not covered by the registration statement. The sale of those additional shares into the public market by Azure could further depress the market price of our common stock.

Existing Stockholders Could Experience Substantial Dilution Upon the Issuance of Common Stock Pursuant to the Equity Line

Our Equity Line with Azure contemplates our issuance of up to 81,250,000 shares of our common stock to Azure, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all 81,250,000 shares of our common stock to Azure, our existing stockholders’ ownership will be diluted by such sales. Unless our stock price increases and we trade at much higher prices, we may not be able or may not choose to access the entirety of the $10,000,000 possibly available under the Equity Line. However, we view the availability of such an extensive resource to be valuable to us at this stage of our growth.

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Azure Will Pay Less Than the Then-Prevailing Market Price for Our Common Stock Under the Equity Line

The common stock to be issued to Azure pursuant to the Investment Agreement will be purchased at a 6% discount to the volume weighted average price of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Azure, subject to certain exceptions. Therefore, Azure has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Azure sells the shares, the price of our common stock could decrease.

We May Not Be Able to Access Sufficient Funds Under the Equity Line When Needed

Our ability to put shares to Azure and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Azure at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Azure to the extent that it would cause Azure to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Azure. However, we will receive proceeds from the sale of our common stock to Azure pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness, research and development  and for other purposes that our board of directors, in its good faith, deems to be in our best interest.

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

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The following table sets forth the name of the selling stockholder, an if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder’s account, the amount being offered for the stockholder’s account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Offered Under this	Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Prospectus	Shares	%

Azure Capital, Inc. (2)	0	0%	81,250,000	None	None

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 433,563,601 shares of common stock outstanding as of January 5, 2019. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Azure is a Massachusetts Corporation. Douglas H. Leighton is the sole owner of Azure Capital with voting and investment power over the shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently trading on the OTCQB market under the symbol “ENDV”. The following sets forth the high and low closing prices of the Company’s Common Stock in the US for the three most recent quarters and each quarter during the preceding two fiscal years.

The prices for the Company’s common stock quoted by brokers are not necessarily a reliable indication of the value of the Company’s common stock.

Per Share Common Stock Prices for the Quarter	High	Low
Ended September 30, 2018	$0.06	$0.02
Ended June 30, 2018	$0.06	$0.03
Ended March 31, 2018	$0.06	$0.03
Ended December 31, 2017	$0.09	$0.04
Ended September 30, 2017	$0.06	$0.02
Ended June 30, 2017	$0.10	$0.03
Ended March 31, 2017	$0.07	$0.01
Ended December 31, 2016	$0.14	$0.05
Ended September 30, 2016	$0.22	$0.13
Ended June 30, 2016	$0.81	$0.13
Ended March 31, 2016	$0.74	$0.26

Holders of Common Equity:

There are approximately 390 shareholders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. The transfer agent of our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018 The phone number of the transfer agent is (212) 575-5757.

Dividends:

Cash dividend: The Company has not declared or paid a cash dividend to common stock shareholders since the Company’s inception. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends to common shareholders in the foreseeable future. Any payment of cash dividends in the future will depend upon Company’s earnings, capital requirements and other factors.

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OUR BUSINESS

Overview

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of inflammation on and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Corporate History

Endonovo’s predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, the Company merged with a newly incorporated successor company, Hanover Portfolio Acquisitions, Inc., in July 2011 under which the Company continues to operate.

IP Resources International, Inc. (IPR) began operations on September 1, 2011 and was formally incorporated on October 17, 2011.

Reverse Acquisition

On March 14, 2012, Endonovo entered into a Share Exchange Agreement (“Agreement”) with IPR and certain of its shareholders. Under the Agreement, each participating IPR shareholder exchanged all of their issued and outstanding IPR common shares totaling 33,234,294, free and clear of all liens, and $155,000 for Company common shares equal to 1.2342 times the number of IPR shares being transferred to the Company for a total of 410,177 of our shares. The $155,000 was not paid at closing. The Company recorded the $155,000 as acquisition payable. IPR agreed to make payments of up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

As a result of the Agreement, the former shareholders of IPR, immediately post acquisition owned approximately 89% of the Company and its officers and directors constituted the majority of the officers and directors of the Company. Since the shareholders, officers and directors of IPR have control of the Company, the acquisition constitutes a reverse acquisition, so IPR was the accounting acquirer and Endonovo was the accounting acquiree. For accounting purposes, IPR became the parent and the Company became a wholly owned subsidiary. For legal purposes, Endonovo is the legal parent and IPR is the legal subsidiary.

Acquisition of Aviva Companies Corporation

On April 2, 2013, the Company entered into an Acquisition Agreement with (i) The Aviva Companies Corporation (“Aviva”) and (ii) all of the shareholders of Aviva (the “Aviva Shareholders”) pursuant to which the Company acquired all of the outstanding shares of Aviva in exchange for the issuance of 60,000 shares of Endonovo common stock, par value $0.0001 per share to the Shareholders (the “Share Exchange”). As a result of the Share Exchange, Aviva became a wholly-owned subsidiary of the Company.

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Other than in respect to the transaction, there is no material relationship between the Aviva Shareholders and any of the Company’s affiliates, directors or officers. The Company is not currently actively pursuing the development of the Aviva Companies Corporation.

Acquisition of WeHealAnimals, Inc.

On November 16, 2013, the Company entered into an Acquisition Agreement with (i) WeHealAnimals ,Inc. (“WHA”) and (ii) the sole shareholder of WHA (the “WHA Shareholder”) pursuant to which the Company acquired all of the outstanding shares of WHA in exchange for the issuance of 3,000 shares of Endonovo common stock, par value $0.0001 per share and $96,000 to the Shareholder (the “Share Exchange”). As a result of the Share Exchange, WHA became a wholly-owned subsidiary of the Company and all of the equity of WHA including its and its sole shareholder’s intellectual property became the property of the Company. This obligation was fully paid on December 15, 2015 through the issuance of 350,000 shares of stock to the WHA Shareholder. WHA is a Nevada corporation with intellectual property in the fields of bio-technology including its biologics and time-varying electromagnetic frequencies with potential applications on people and animals that management believes can be developed to the benefit of the Company and its shareholders. The WHA Shareholder was formerly Chairman and Chief Scientist of Regenetech, Inc. Regenetech was acquired by a company that wanted its technology, biomolecules grown in microgravity, for use in cosmetics. The WHA shareholder left Regenetech with exclusive rights to this proprietary non-invasive bio-electrical technology and stem cell technologies, including the patents and patent applications relating thereto.

Other than in respect to the transaction, there is no material relationship between the WHA Shareholder and any of the Company’s affiliates, directors or officers.

Acquisition of Rio Grande Assets

On December 22, 2017, we exercised an option (the “Option”) to acquire intellectual property and other assets (the “RGN Assets”) from Rio Grande Neurosciences, Inc. (RGN). The Option’s price was $4,500,000 of which we paid $3,000,000 in cash and delivered a $1,500,000 secured promissory note due November 30, 2018 and security agreement. Before such note was due, the note was assigned to Eagle Equities, LLC, its due date was extended to November 30, 2019, and it was made convertible into our common stock at a price related to our common stock’s market price at the time of conversion. We were granted the Option pursuant to a Settlement Agreement and Mutual Release (the “Settlement”) by and among us, RGN, and RGN’s principal shareholder which ended litigation brought by us related to an agreement we had with RGN. The terms of the settlement included a payment of $150,000 to us by RGN and the grant of the Option. The $3,000,000 Option payment was available due to the sale of $700,000 of a new class of preferred stock described herein (See “Description of Securities”), a $1,800,000 secured convertible note from Eagle, and the application of available company funds. The RGN Assets relate to RGN’s PEMF portfolio of intellectual property, including 27 issued patents with foreign patent protection covering the therapeutic use of PEMF as well as the treatment of various central nervous system disorders. We intend to initiate and fund both currently planned and all future clinical trials to evaluate the use of PEMF in the treatment of central nervous system disorders, including traumatic brain injury, post-concussion syndrome, stroke and multiple sclerosis. However, no assurance can be given that we will be successful in these endeavors or that the results of any tests will indicate further development of the RGN Assets. Prior to the exercise of the Option, RGN designated Steven Gluckstern as the payee of the Note and the party to the Security Agreement. Mr. Gluckstern’s rights thereunder were assigned to Eagle in November 2018.

The PEMF assets acquired under the Option include SofPulse®, a portable, disposable PEMF device with a CE Mark and an FDA 510(k) clearance for the treatment of soft tissue injuries and post-surgical pain and edema in addition to medical reimbursement for the treatment of chronic wounds. Endonovo Therapeutics has begun the commercialization of the PEMF assets through marketing and joint venture agreements and the creation of various sales channels and distribution agreements.

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Applications of PEMF Technology – The Opportunity

Bioelectrical Medicine within the Healthcare Industry

The healthcare industry is one of the world’s largest and fastest-growing industries. Consuming over 10 percent of Gross Domestic Product (GDP) of most developed nations, health care can form an enormous part of a country’s economy.

As of 2016, 91.1% of residents had health protection in the United States, either through their employer or bought individually. During 2016, healthcare costs reached $3.3 trillion, or $10,348 per person. The share of U.S. GDP devoted to healthcare was 17.9% of U.S. Gross Domestic Product (GDP), the largest of any country in the world. Specifically, the cost of pharmaceuticals in the United States is the highest on the planet. It is expected that Healthcare’s share of U.S. GDP will continue its upward trend, reaching 20 percent of U.S. GDP by 2025. Globally, by 2040, Healthcare spending is expected to exceed $18 Trillion annually.

Bio-Electrical Medicine is a $17.2 Billion sector of the Healthcare Industry growing at more than a 11% CAGR estimated to exceed $35.5 Billion by 2025, according to Grand View Research. Bioelectric medicine is at the forefront of technological revolution in medical sciences. As opposed to the pharmaceutical industry, bioelectric medicine has a different treatment therapy that is based on electrical pulses instead of drugs to trigger the body’s recovery capabilities. Bioelectric medicine develops nerve stimulating and sensors activation technologies to regulate biological functions and treat diseases by combining bioengineering, neuroscience, molecular medicines and electronics. These technologies may change the future of therapies for wide range of diseases.

On the basis of type of device, the global Electroceuticals®/Bioelectrical Medicine Market is classified into two major classes:

Ø	Implantable Electroceuticals® Devices, and,
Ø	Non-Invasive Electroceuticals® Devices.

BioElectric Medicine vs. Drug Therapies

Over the past 15 years, long-acting and extended-release opioids have been used to treat open wounds, post-operative wounds and chronic pain. These opioids are normally administered at high doses and over long treatment durations particularly in the United States, resulting in a drastic increase in the number opioid-tolerant individuals and a prescription opioid abuse epidemic. Endonovo offers an alternative, non-opioid treatment through its Electroceuticals® systems: The Company’s SofPulse® system is a medical device/designed to rapidly reduce post-operative swelling/edema, pain and to treat and accelerate the recovery of chronic wounds through the use of tPEMF. Chronic pain therapy via tPEMF works by relieving the underlying cause of pain – inflammation.

Drug therapies remain the standard of care for a broad range of medical conditions, including high blood pressure, chronic pain, autoimmune diseases, and psychiatric disorders. Management believes that bioelectronic medicine has developed as a viable alternative for the treatment of many disorders.

Normally, our nervous systems send signals to our tissues and organs to suppress inflammation, a phenomenon known as the inflammatory reflex. But sometimes, this system does not work properly, with malfunctions resulting in diseases like rheumatoid arthritis and inflammatory bowel disease. Traditionally, doctors have treated these diseases using drugs designed to suppress inflammation, such as infliximab (trade name Remicade) or adalimumab (Humira). But these drugs are expensive. Plus, they don’t work for everyone, often come with nasty side effects, and in some rare cases, they can even kill.

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Current Product Being Sold – SofPulse®

In clinical trials, the SofPulse® device has proven to reduce mean pain scores by nearly 300% and inflammation by 275% thereby improving and reducing recovery time. Additionally, active patients have experienced a 2.2 fold reduction in narcotic use. The SofPulse® delivers tPEMF to enhance post-surgical recovery, naturally. Since the SofPulse® is non-invasive and non-pharmacologic, there are no known side effects and no potential for overdose or dependency AND no effects on healthy tissue.

How the SofPulse® Works

SofPulse® delivers low intensity microcurrents of energy directly to the procedure site, to enhance recovery, by increasing the amount of naturally occurring Vascular Endothelial Growth Factor (VEGF), thereby increasing the physiological process through which new blood vessels form from pre-existing vessels (Angiogenesis). Within hours/days, the Fibroblast Growth Factor (FGF) enhances, thereby increasing the production of Collagen/Granulation (within days) and Transforming Growth Factor (TGF-β) accelerating Remodeling in the body within days/weeks. This device reduces inflammation and speeds/improves the healing process. The natural healing process allows patients to get back to life faster with lowered use of narcotics. A surgeon places and activates SofPulse® immediately after a procedure. The SofPulse® can be placed over a surgical dressing or clothing and can easily be applied and/or removed in many cases by the patient themselves. The length of time the device is used will vary depending on the type of procedure.

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The SofPulse® allows patients to get back to an active life faster with less use of narcotics.

Ø	Immediately Usable and Effective - Single use patient device applied immediately after surgery.

Ø	Easy to Use - SofPulse® can easily be applied and or removed, including in many cases by the patient themselves.

Ø	Automated Dosing - Device is activated automatically or can be used as needed.

Ø	Versatile - The product comes as a single device or dual device to accommodate different surgical procedures.

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Manufacturing

Our SofPulse® device is manufactured for us by ADM Tronics, Inc. in an FDA approved facility in Northvale, New Jersey.

Sales & Marketing

We believe that it is more cost effective to recruit and manage existing, well established sales organizations to sell majority of our products rather than incur the expense, time and organizational challenges to develop an in-house sales team. These medical sales organizations have large sales forces with existing relationships within the multitude of medical providers in the market place.

As of the date of this Prospectus, the Company has signed sales and distribution agreements with two large organizations and seven individual independent sales representatives. Endonovo also plans to utilize Key Opinion Leaders (KOLs) within the medical community to develop a sales channel through KOL recommendations to other physicians/surgeons. We have recently started to develop an in house marketing team to compliment these efforts.

Competition

The biotech and regenerative therapy industries are capital intensive and highly competitive and many of our competitors have far greater assets than we have presently and will have even if all of the funding possibly available to us under the EPA is realized. We will seek to compete by establishing the uniqueness, efficacy and other advantages of the TVEMF device and the therapies based upon it.

Our competitors in the cell therapy market segment have years of research into their products including human clinical data, access to government sponsored research and grants and have more capital at their disposal.

Furthermore, approval of our devices for rare diseases can be limited by the FDA Approval of a competing cell therapy under the Orphan Drug Act of 1983, which grants 7-year market exclusivity to a product approved for a rare disease. This would require us to demonstrate that our cell therapy is therapeutically superior, when compared to the present drug indicated for the rare disease of interest. Therefore, the FDA approval of a competing drug and/or device for the treatment of a rare disease would greatly limit the Company’s ability to pursue that indication. There are currently many competitors seeking to develop treatments for many rare diseases, including those we may target, at various stages of development from pre-clinical to Phase III clinical trials.

Employees

We do not have any employees. However, we have retained approximately 10 individuals as independent contractors that are involved in business development and administrative functions.

Properties

Our offices are in a serviced office suite and are rented for $129 per month on a month to month basis. We believe such offices are adequate for our present needs and, that if they were to become unavailable, similar space could be found on similar terms in nearby locations.

Legal proceedings

We are not party to any material legal proceeding. Due to the nature of our business, we may become active in litigation relating to the defense or assertion of our patent rights or other corporate matters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of the Company for its fiscal year ended December 31, 2017. The audited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere in this Prospectus. The financial statements contained elsewhere in this Prospectus fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this Prospectus.

Cautionary Notice Regarding Forward Looking Statements

The information contained in this section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this Prospectus.

This Prospectus contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in this Prospectus, in press releases and in other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

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Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. The significant estimates were made for the fair value of common stock issued for services, with notes payable arrangements, in connection with note extension agreements, and as repayment for outstanding debt, in estimating the useful life used for depreciation and amortization of our long-lived assets, in the valuation of the derivative liability, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

Revenue recognition

The Company recognizes revenue from its technology licensing and commercialization activities in accordance with paragraph 606-10 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer and accepted by the customer as completed pursuant to Company’s Licensing Agreements, (iii) collectability is reasonably assured. The Company has yet to realize any revenues from its licensing agreements. We had no revenue for the fiscal year ended December 31, 2016

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows and ASU 2016-18, Restricted Cash (“ASU 2016-18”), which requires an entity to show the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-15 and ASU 2016-18 are effective for us beginning January 1, 2017 and was applied by us using a retrospective transition method. Adoption of these standards did not have an impact on our Consolidated Financial Statements.

In 2016, the FASB issued ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”), which requires a company to recognize the tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for us beginning January 1, 2017 and was applied by us using a modified retrospective method. Adoption of this standard did not have an impact on our Consolidated Financial Statements.

On January 1, 2017, we adopted ASU 2016-09, Compensation - Stock Compensation (“ASU 2016-09”) which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. Adoption of ASU 2016-09 did not have a significant impact on our Consolidated Financial Statements.

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In January 2017, the FASB issued ASU 2017-01, Business Combinations (“ASU 2017-01”) which provided new guidance clarifying the definition of a business for determining whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new standard is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017 with early adoption permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. Upon early adoption, the standard did not impact how we assess acquisitions (or disposals) of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) that simplifies the test for goodwill impairment by eliminating step two from the goodwill impairment test. Under the new guidance, an entity should recognize an impairment charge for the amount based on the excess of a reporting unit’s carrying amount over its fair value. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. For public companies, the guidance is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019 on a prospective basis, and earlier adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. We early adopted this guidance during the three months ended March 2017, and the adoption did not impact our financial statements.

In May 2014, the FASB issued ASU 2014-09 and modified the standard thereafter within Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective method. The adoption of ASU 2014-09 did not have a significant impact on the Company’s consolidated results of operations, financial position and cash flows. See Note 2.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases. The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective, but for which early adoption upon issuance is permitted. For entities that early adopted Topic 842, the amendments are effective upon issuance of this Update, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

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Results of Operations

Three Months ended September 30, 2018 and 2017

	Three Months Ended September 30,		Favorable
	2018	2017	(Unfavorable)%

Revenue	$21,306	$-	$21,306	NM
Cost of revenue	4,312	-	(4,312)	NM
Gross profit	16,994	-	16,994	NM

Operating expenses	1,052,210	1,035,628	(16,582)	-1.6%

Loss from operations	(1,035,216)	(1,035,628)	412	0.0%

Other income (expense)	(4,912,980)	(5,636,476)	723,496	12.8%

Net loss	$(5,948,196)	$(6,672,104)	$723,908	10.8%

Revenue

Revenue of the Company’s SofPulse® product during the current quarter in an amount of $21,306 compared to no sales during the previous year corresponding period.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

It is anticipated that sales will increase in future quarters.

Cost of Revenue

Cost of revenue was $4,312 during the three months ended September 30, 2018 compared to no cost of revenue during the previous year corresponding period. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue.

It is anticipated that cost of revenue will increase in future quarters.

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Operating Expenses

Operating expenses were stable at $1,052,210 for the three months ended September 30, 2018 compared to $1,035,628 for the corresponding period of the previous year. There was a reduction in consulting and professional expenses of approximately $98,000 related primarily to stock based compensation recorded in 2017, a reduction of research and development costs of approximately $70,000, offset by an increase in amortization of patent costs of approximately $162,000 as the result of acquiring the patent portfolio of RGN in late 2017 and approximately $23,000 of other expenses.

Other Income (Expense)

Other income (expense) for the quarter ended September 30, 2018 was expense of $4,912,980 compared to expense of $5,636,476 for the quarter ended September 30, 2017. This change was due primarily to a change in valuation of our derivative liabilities and net of interest expense resulting from the amortization of the discounts on notes payable. In addition, we had a gain on settlement of debt of $49,806 during the quarter ended September 30, 2018 compared to a loss of $58,197 during the quarter ended September 30, 2017. We anticipate continued large fluctuations in other income (expense) as a result of quarterly re-evaluation of these derivative liabilities.

Nine months ended September 30, 2018 and 2017

	Nine Months Ended September 30,		Favorable
	2018	2017	(Unfavorable)%

Revenue	$41,132	$-	$41,132	NM
Cost of revenue	4,862	-	(4,862)	NM
Gross profit	36,270	-	36,270	NM

Operating expenses	3,163,485	3,770,929	607,444	16.1%

Loss from operations	(3,127,215)	(3,770,929)	643,714	17.1%

Other income (expense)	(4,690,738)	(8,808,162)	4,117,424	46.7%

Net loss	$(7,817,953)	$(12,579,091)	$4,761,138	37.8%

Revenue

The Company initiated sales of its SofPulse® product during the nine months ended September 30, 2018 in an amount of $41,132 compared to no sales during the previous year corresponding period.

It is anticipated that sales will increase in future quarters.

Cost of Revenue

Cost of revenue was $4,862 during the nine months ended September 30, 2018 compared to no cost of revenue during the previous year corresponding period. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue.

It is anticipated that cost of revenue will increase in future quarters.

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Operating Expenses

Operating expenses decreased $607,444, a decrease of 16.1%, to $3,163,485 for the nine months ended September 30, 2018 compared to $3,770,929 for the corresponding period of the previous year. The primary reasons for this decrease were the reduction in consulting and professional expenses of approximately $100,000 related primarily to legal fees and deferred compensation expense, the reduction in stock based compensation in an amount of approximately $1,139,000 related to stock options issued to independent contractors in 2017, partially offset by an increase in amortization of patent costs of approximately $485,000 as the result of acquiring the patent portfolio of RGN in late 2017 and an increase in research and development of approximately $48,000.

Other Income (Expense)

Other income (expense) for the nine months ended September 30, 2018 was expense of $4,690,738 compared to expense of $8,808,162 for the nine months ended September 30, 2017. This change was due primarily to a reduction in valuation of our derivative liabilities of approximately $5,974,000 offset by a decrease on gain on settlement of debt of approximately $1,867,000. We anticipate continued large fluctuations in other income (expense) as a result of quarterly re-evaluation of these derivative liabilities.

Results of Operations Year Ended December 31, 2017 vs. Year Ended December 31, 2016

	Year Ended December 31,		Favorable
	2017	2016	(Unfavorable)%

Operating expenses	$4,603,886	$5,410,923	807,037	14.9%

Loss from operations	(4,603,886)	(5,410,923)	807,037	14.9%

Other income (expense)	(6,206,274)	95,251	(6,301,525)	NM

Net loss	$(10,810,160)	$(5,315,672)	$(5,494,488)	-103.4%

Operating Expenses

Our operating expenses for 2017 were $4,603,886 compared to $5,410,923 for 2016. The operating expenses were comprised primarily of consulting and professional fees for the development of our intellectual property, research and development and expenses related to being a public company. $1,414,822 of the operating expenses represents stock-based compensation (stocks and warrants issued for services). The primary reasons for the decrease in operating expenses was a reduction in consulting and professional fees of approximately $990,000 offset by an increase in research and development expenses of approximately $115,000.

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Depreciation

We incur depreciation expense for costs related to our assets, including our information technology and software. Our depreciation was $14,761 in 2017 from $15,833 in 2016. There were no significant equipment purchases or sales during 2017.

Other Income (Expense)

Our Other Income (Expense) was expense of $6,206,274 in 2017 compared to income of $95,251 in 2016. The income in 2017 and the expense in 2016 was primarily the result of changes in our financings and re-valuations to reflect liability accounting for convertible debt issued with variable conversion rates.

Liquidity and Capital Resources

	As of		Favorable
	September 30, 2018	December 31, 2017	(Unfavorable)
Working Capital

Current assets	$688,894	$111,173	$577,721
Current liabilities	17,473,670	13,409,345	(4,064,325)
Working capital deficit	$(16,784,776)	$(13,298,172)	$(3,486,604)

Long-term debt	$1,319,528	$753,192	$(566,336)

Stockholders’ deficit	$(14,081,746)	$(9,550,300)	$(4,531,446)

	Nine Months Ended September 30,		Favorable
	2018	2017	(Unfavorable)
Statements of Cash Flows Select Information

Net cash provided (used) by:
Operating activities	$(2,162,739)	$(2,189,196)	$26,457
Investing activities	$(8,969)	$-	$(8,969)
Financing activities	$2,746,779	$2,198,142	$548,637

	As of		Favorable
	September 30, 2018	December 31, 2017	(Unfavorable)
Balance Sheet Select Information

Cash	$665,244	$90,173	$575,071

Accounts payable and accrued expenses	$3,179,602	$2,714,041	$(465,561)

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Since inception and through September 30, 2018, the Company has raised approximately $13 million in equity and debt transactions. These funds have been used to commence the operations of the Company to acquire and begin the development of its intellectual property portfolio. These activities include attending trade shows and corporate development. Our accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve month period following the date of these condensed consolidated financial statements. The Company has incurred substantial losses since inception. Its current liabilities exceed its current assets and available cash is not sufficient to fund expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has implemented its business plan to materialize revenues from potential, future, license agreements, has initiated a private placement offering to raise capital through the sale of its common stock and is seeking out profitable companies. Our cash on hand at September 30, 2018 was $665,244. This will be insufficient to fund operations if additional capital is not raised. The Company raised an aggregate of $3,148,500 through the sale of equity and debt securities during the nine months ended September 30, 2018.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Seasonality

Management does not believe that our current business segment is seasonal to any material extent.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Seasonality

Management does not believe that our current business segment is seasonal to any material extent.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Plan of Operations

EQUITY FINANCING ARRANGEMENTS: On January 1, 2019, the Company entered into an Investment Agreement (“Investment Agreement”) with Azure Capital (the “Investor”). Pursuant to the Investment Agreement, the Investor committed to purchase up to $10,000,000 of the Company’s common stock over thirty-six months (the “Equity Line”). The aggregate number of shares issuable by the Company and purchasable by Azure under the Investment Agreement is 81,250,000. The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $250,000. The purchase price shall be set at ninety-four per cent (94%) of the lowest daily VWAP of the Company’s common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily volume-weighted average price (VWAP) of the common stock is lower than the floor price specified by us in the put notice, then the Company reserves the right, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Azure. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, the Company is not entitled to deliver another put notice.

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There are circumstances under which the Company will not be entitled to put shares to Azure, including the following:

● the Company will not be entitled to put shares to Azure unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Azure;

● the Company will not be entitled to put shares to Azure unless its common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

● the Company will not be entitled to put shares to Azure to the extent that such shares would cause Azure’ beneficial ownership to exceed 4.99% of our outstanding shares; and

● the Company will not be entitled to put shares to Azure prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Azure are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Azure, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

The Company also entered into a Registration Rights Agreement with Azure on January 1, 2019. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements with the SEC to register the resale by Azure of shares of common stock issued or issuable under the Investment Agreement. This registration process will continue until such time as all of the dollar amounts available under the equity credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will the Company be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 81,250,000 shares. Although the Investment Agreement is for $10,000,000.00, there is no assurance that we will realize such amounts. At current market prices for our common stock, we would realize approximately $1,700,000 under the Investment Agreement is all of the shares registered hereunder were sold.

Reports

We make available free of charge through our website, www.endonov.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth the name and age of officers and director as of the date of this Prospectus. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Alan Collier	53	Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary
Michael Mann	61	President

Biographies

Alan Collier has been the Chief Executive Officer, Secretary, and a director of the Company Since March 2012. Mr. Collier has more than twenty (20) years of experience in finance, telecommunications, and consumer products. Over the progression of his career, he has specialized in the development and financing of early stage, high growth, and acquisitive companies (public and private). He has structured, participated in, and completed numerous transactions including mergers and acquisitions, equity and debt placements, capital restructuring, joint venture development, and channel partner procurement. Additionally, Mr. Collier was a Senior Managing Director at Mid-Market Securities, a FINRA-registered Broker-Dealer. He is also the co-founder and a Managing Member of C2 Capital, LLC, which provides management consulting services to companies preparing to go public. Prior to joining Mid-Market Securities, Mr. Collier was a Managing Director of Mosaic Capital and co-managed its Capital Markets Group at Mosaic Capital. He was previously a Vice President at Corporate Capital Group and Managing Director and CEO of Greenbridge Capital Group. He has held numerous board and executive positions throughout his career.

Michael Mann has been the President since January 2014. Mr. Mann was the Vice President of Shareholder Relations from March 2012 to January 2014 for the Company and he brings significant related experience in business operations and corporate finance. From 2008 to March 2012, Mr. Mann has served as the President and Chief Executive Officer of Hanover Portfolio Acquisitions, Inc. formerly known as Hanover Asset Management, Inc. Immediately prior thereto, Mr. Mann was the Founder, President, and Chief Executive Officer of U.S. Debt Settlement, Inc., a company listed on the Frankfurt Stock Exchange. Mr. Mann had personally overseen the growth and development of U.S. Debt Settlement since 2003. From January 2002 to July 2003, Mr. Mann was the Chief Executive Officer of Shared Vision Capital, a boutique investment banking firm that assisted emerging companies with early seed capital and bridge loans. From October 1998 through December 2001, Mr. Mann was the Vice President of Investor Relations for JuriSearch.com, an online legal research platform. During his tenure with JuriSearch.com, Mr. Mann was directly responsible for financing for the company’s growth and development. In addition, Mr. Mann founded and served as the president of Universal Pacific Communications, a privately owned telecommunications company. Under his leadership, Universal Pacific developed a fiber optic disaster recovery telecommunications network.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. We have a board consisting of one member. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and our director of the corporation. All material communications from stockholders are relayed to our board.

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Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

We became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“34 Act”) on June 15, 2015 when we filed a Form 8-A. Our officers and director have made appropriate filings under Section 16(a) of the Exchange Act, although on two occasions, Mr. Mann filed his Form 4 a few days late. These instances involved reporting of open market purchases and did not involve any short swing profits.

Executive Compensation.

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2017, 2016 and 2015. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	All Other Compensation ($) (2)	Total ($)

Alan Collier, CEO, Interim	2017	$300,000	$9,500	$259,764	$220,000	$789,264
CFO, Secretary and Director	2016	$270,000	$-	$150,000	$-	$420,000
	2015	$270,000	$-	$-	$-	$270,000

Michael Mann, V.P., Former	2017	$270,000	$14,500	$-	$476,500	$761,000
President and CEO	2016	$270,000	$-	$-	$-	$270,000
	2015	$270,000	$-	$-	$-	$270,000

(1) Includes deferred compensation to Mr. Collier of $57,670 for 2015 and a repayment of deferred compensation of $4,102 and $17,050 for 2016 and 2017, respectively. Includes deferred compensation to Mr. Mann of $250,000 and $259,900 for 2016 and 2015 and a repayment of deferred compensation of $256,500 for 2017.

(2) Includes the valuation of stock options issued to Mr. Collier in exchange for the forgiveness of $220,000 of deferred compensation and the issuance of a discretionary stock option. Includes the valuation of stock options issued to Mr. Mann in exchange for the forgiveness of $220,000 of deferred compensation.

Outstanding Equity Awards at Fiscal Year-End Table

There were no outstanding equity awards for the year ended December 31, 2017.

Compensation of Directors

The directors receive no compensation for serving as directors. However, the Company may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

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Compensation Agreements

All of the new officers pursuant to the terms of the Share Exchange Agreement dated March 14, 2012 have agreed to accrue and defer payment of their compensation until the Company has generated sufficient financing proceeds or revenue to pay such compensation. Initially, Messrs. Collier and Mann shall each receive compensation of $10,000 per month. In addition, each officer will get additional compensation in connection with any company that such officer originates upon the finalization of a licensing arrangement with such company.

Finally, Messrs. Collier and Mann shall receive additional compensation in the form of shares of restricted Company common stock that vest over time based upon their remaining with the Company.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of January , 2019, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of March 29, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of March 29, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 6320 Canoga Avenue, 15th Floor Woodland Hills, CA 91367.

Name of Beneficial Owner	Amount of Beneficial	Percent of
	Ownership (1)	Ownership (2)

Alan Collier	35,741,308	8.2%
Michael Mann	36,845,882	8.5%
All officers and directors as a group (2 persons)	72,587,190	16.7%

(1) This includes common shares controlled by Mr. Collier

(2) Based on shares of common stock outstanding as of January 5, 2019

Certain Relationships and Related Transactions, and Director Independence.

On March 31, 2014, the Company issued a promissory note to Michael Mann for a principal amount of $70,000. The Note carries an interest rate of 14% per annum and a maturity date of December 31, 2017 with interest due monthly. On October 29, 2014, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 14% per annum and a maturity date of December 31, 2017 with interest due monthly. On February 10, 2015, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 14% per annum and a maturity date of December 31, 2017 with interest due monthly. On December 21, 2017, the Company issued a promissory note to Michael Mann for a principal amount of $100,000. The Note carries an interest rate of 10% per annum and a maturity date of February 22, 2018 with interest due monthly. The outstanding notes to Mr. Mann equal $270,000 at December 31, 2017. In the opinion of management, these notes were on terms no less favorable to the lenders than the Company might have obtained from an unaffiliated party.

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Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Alan Collier is not considered independent because he is the Company’s Chief Executive Officer.

We do not currently have a separately designated audit, nominating or compensation committee.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

For the Company’s fiscal years ended December 31, 2017 and 2016, we were billed approximately $77,050 and $81,750, respectively, for professional services rendered for the audit and review of our financial statements.

Audit Related Fees

There were no fees for audit related services for the years ended December 31, 2017 and 2016.

Tax Fees

For the Company’s fiscal years ended December 31, 2017 and 2016, we were billed approximately $9,655 and $11,695 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended December 31, 2017 and 2016.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

●	approved by our audit committee; or

●	entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We do not have an audit committee. Our board of directors pre-approves all services provided by our independent auditors. The pre-approval process has just been implemented in response to the new rules. Therefore, our board of directors does not have records of what percentage of the above fees was pre-approved. However, all of the above services and fees were reviewed and approved by the board of directors either before or after the respective services were rendered.

DESCRIPTION OF CAPITAL STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorize us to issue (a) 2,500,000,000 shares of Common Stock, par value $0.0001 per share, of which, 428,636,321 shares are issued and outstanding as of the date of this prospectus, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, 27,668 of which are issued or outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of Preferred Stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

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Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 5,000,000 shares of Preferred Stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.

Series AA Super Voting Preferred Stock

On April 3, 2013, the Company filed a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series designated “Series AA Super Voting Preferred Stock,” and established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company.

There are no rights to dividends, liquidation preferences or conversion rights associated with the Series AA Super Voting Preferred Stock. We presently have 25,000 shares of Series AA Super Voting Preferred Stock outstanding which are held by Alan Collier our CEO. This gives him effective control over all shareholder votes conducted by us.

The summary of the rights, privileges and preferences of the Series AA Super Voting Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is an exhibit hereto.

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of the date of this Prospectus, 600 shares of Series B and 4,805,600 warrant shares have been issued and are outstanding.

Series C Secured Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. The C Preferred does not have any rights to vote with the common stock. Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B. Since the C Preferred is mandatorily payable, the obligation has been included in long term liabilities on the consolidated balance sheets as of September 30, 2018 and December 31, 2017. The Company’s obligation to redeem the C Preferred is secured by a security interest in the RGN Assets. As of the date of this Prospectus, the Company has sold 1,720 shares of C Preferred in units comprised of shares of C Preferred and common stock purchase warrants exercisable into up to 9,182,650 shares of common stock for consideration of $1,745,191. The warrants resulted in a debt discount of $152,972 and $101,808 at September 30, 2018 and December 31, 2017, respectively, and are recorded as a discount to the preferred stock liability on the consolidated balance sheet.

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Dividend Policy

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent

The transfer agent for our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018; phone: (212) 575-5757.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 81,250,000shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

●	On the OTCQB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

●	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

●	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Ordinary brokerage transactions.

●	Transactions in which the broker solicits purchasers.

●	Directly to one or more purchasers.

●	A combination of these methods.

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Azure and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Frank J. Hariton, White Plains, NY. Mr. Hariton owns 4,532,902 shares of our common stock and warrants to acquire 11,685,185 shares of our common stock at prices ranging from $0.216 to $0.54.

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EXPERTS

The financial statements for the years ended December 31, 2017 and December 31, 2016, included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, Encino, California, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and Registration Statement in reliance upon the report of Rose Snyder & Jacobs LLP and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

45

Financial Statements and Supplementary Data.

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Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$665,244	$90,173
Accounts receivable	2,650	-
Prepaid expenses and other current assets	21,000	21,000
Total current assets	688,894	111,173

Property Plant and Equipment, net	7,741	1,064
Patents, net	4,014,817	4,500,000
Total assets	$4,711,452	$4,612,237

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$3,179,602	$2,714,041
Short term advances	-	20,323
Notes payable, net of discounts of $1,175,627 as of Septebmer 30, 2018 and $2,624,984 as of December 31, 2017	6,966,896	4,461,160
Notes payable - related parties	270,000	270,000
Derivative liability	7,057,172	5,939,600
Current portion of long term loan	-	4,221
Total current liabilities	17,473,670	13,409,345

Series C preferred stock liability, net of discounts of $152,972 at September 30, 2018 and $101,808 as of December 31, 2017	1,164,528	598,192
Acquisition payable	155,000	155,000
Total liabilities	18,793,198	14,162,537
COMMITMENTS AND CONTINGENCIES, note 9
Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 5,000 and 5,000 issued and outstanding at September 30, 2018 and December 31, 2017	5	5
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized, 1,350 and 0 issued and outstanding at September 30, 2018 and December 31, 2017	1	-
Common stock, $0.0001 par value; 2,500,000,000 shares authorized; 381,375,857 and 316,951,712 shares issued and outstanding as of September 30, 2018 and December 31, 2017	38,136	31,692
Additional paid-in capital	22,884,078	19,604,016
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(37,002,396)	(29,184,443)
Total shareholders’ deficit	(14,081,746)	(9,550,300)
Total liabilities and shareholders’ deficit	$4,711,452	$4,612,237

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue	$21,306	$-	$41,132	$-
Cost of revenue	4,312	-	4,862	-
Gross profit	16,994	-	36,270	-

Operating expenses	1,052,210	1,035,628	3,163,485	3,770,929
Loss from operations	(1,035,216)	(1,035,628)	(3,127,215)	(3,770,929)

Other income (expense)
Change in fair value of derivative liability	(3,431,939)	(4,544,656)	(970,760)	(6,945,434)
Gain (loss) on settlement of debt	49,806	(58,197)	308,151	2,175,459
Settlement expenses	-	(80,000)	-	(80,000)
Interest expense, net	(1,530,847)	(953,623)	(4,028,129)	(3,958,187)
Other income (expense)	(4,912,980)	(5,636,476)	(4,690,738)	(8,808,162)

Loss before income taxes	(5,948,196)	(6,672,104)	(7,817,953)	(12,579,091)

Provision for income taxes	-	-	-	-

Net loss	$(5,948,196)	$(6,672,104)	$(7,817,953)	$(12,579,091)

Basic and diluted loss per share	$(0.02)	$(0.03)	$(0.02)	$(0.06)
Weighted average common shares outstanding:
Basic and diluted	369,234,308	263,535,090	348,379,894	220,353,026

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months ended September 30,
	2018	2017
Operating activities:
Net loss	$(7,817,953)	$(12,579,091)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	487,474	11,070
Fair value of shares issued for services	130,235	1,410,071
Gain on extinguishment of debt	(308,151)	(2,175,459)
Amortization of note discount and original issue discount	2,647,939	1,467,888
Amortization of discount on Series C Preferred stock liability	61,912	-
Non-cash interest expense	623,917	2,465,912
Non-cash value of warrant and stock options issued for services	382,473	-
Change in fair value of derivative liability	970,760	6,945,434
Changes in assets and liabilities:
Accounts receivable	(2,650)	-
Prepaid expenses and other current assets	-	156,321
Accounts payable and accrued expenses	661,305	108,658
Net cash used in operating activities	(2,162,739)	(2,189,196)

Investing activities:
Acquisition of property and equipment	(8,969)	-
Net cash used in investing activities	(8,969)	-

Financing activities:
Proceeds from the issuance of notes payable	2,336,000	1,562,000
Proceeds from related party short-term advances	65,000	12,650
Repayments on related parties short term advances	(87,000)	(11,500)
Proceeds from issuance of preferred stock	135,000	5
Proceeds from issuance of common stock and units	60,000	740,250
Payment against long term loan	(4,221)	(9,263)
Payment against notes payable	(375,500)	(96,000)
Proceeds from issuance of redeemable shares	617,500	-
Net cash provided by financing activities	2,746,779	2,198,142

Net increase in cash	575,071	8,946
Cash, beginning of year	90,173	55,533
Cash, end of period	$665,244	$64,479

Supplemental disclosure of cash flow information:
Cash paid for interest	$122,445	$27,022
Cash paid for Preferred C dividends	$37,950	$-
Cash paid for income taxes	$-	$-

Non Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$1,237,256	$1,108,321
Reduction in note payable and accrued interest as result of settlement	$82,000	$-
Common stock issued on settlement of debt	$-	$289,675
Notes payable and accrued interest exchanged for common stock units	$-	$66,367
Value of stock options granted in satisfaction of deferred compensation	$-	$1,467,311

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statement of Shareholders’ Deficit

(Unaudited)

	Series AA Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-in	Common Stock Subscription	Retained	Total Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2017	5,000	$5	-	$-	316,951,712	$31,692	$19,604,016	$(1,570)	$(29,184,443)	$(9,550,300)

Private placement units issued for cash	-	-	-	-	1,561,950	156	59,844	-	-	60,000
Preferred stock issued for cash	-	-	1,350	1	-	-	134,999	-	-	135,000
Shares issued for services	-	-	-	-	4,150,000	416	129,819	-	-	130,235
Shares issued with lock-up agreements	-	-	-	-	17,003	2	1,044	-	-	1,046
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	58,695,192	5,870	2,367,869	-	-	2,373,739
Valuation of warrants issued with Preferred Series C	-	-	-	-	-	-	113,076	-	-	113,076
Valuation of warrant and stock options issued for services	-	-	-	-	-	-	382,473	-	-	382,473
Valuation of warrant issued with note payable	-	-	-	-	-	-	71,521	-	-	71,521
Valuation of warrants issued for extension of notes	-	-	-	-	-	-	19,417	-	-	19,417
Net loss for the period ended September 30, 2018	-	-	-	-	-	-	-	-	(7,817,953)	(7,817,953)
Balance September 30, 2018	5,000	$5	1,350	$1	381,375,857	$38,136	$22,884,078	$(1,570)	$(37,002,396)	$(14,081,746)

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1 - Organization and Nature of Business

Endonovo Therapeutics, Inc. and Subsidiaries (the “Company” or “ETI”) is primarily focused in the business of biomedical research and development, particularly in regenerative medicine, which has included the development of its proprietary non-invasive electroceutical™ device.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Article 8 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. The condensed consolidated financial statements as of September 30, 2018 and 2017 are unaudited; however, in the opinion of management such interim condensed consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accompanying financial information should be read in conjunction with the financial statements and the notes thereto in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2018. The results of operations for the period presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year.

The consolidated financial statements of the Company include the accounts of ETI and IPR as of March 14, 2012; Aviva as of April 2, 2013; and WeHealAnimals as of November 16, 2013. All significant intercompany accounts and transactions are eliminated in consolidation.

Going Concern

These accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve month period following the date these consolidated financial statements are issued. The Company has raised approximately $3,148,500 in debt and equity financing for the period January 1, 2018 to September 30, 2018. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has partially implemented its business plan to materialize revenues from potential, future, license agreements, has initiated a private placement offering to raise capital through the sale of its preferred and common stock and is seeking out profitable companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, the valuation of warrants and stock options, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Net Income (Loss) per Share

Basic net income (loss) per share is calculated based on the net income (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net income (loss) per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at September 30, 2018 and December 31, 2017. Accounts receivable are written off when all collection attempts have failed.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $5,238 and $75,346 for the three months ended September 30, 2018 and 2017 and $163,073 and $115,159 for the nine months ended September 30, 2018 and 2017, respectively, and are included in operating expenses in the condensed consolidated statements of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows and ASU 2016-18, Restricted Cash (“ASU 2016-18”), which requires an entity to show the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-15 and ASU 2016-18 are effective for us beginning January 1, 2017 and was applied by us using a retrospective transition method. Adoption of these standards did not have an impact on our Consolidated Financial Statements.

In 2016, the FASB issued ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”), which requires a company to recognize the tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for us beginning January 1, 2017 and was applied by us using a modified retrospective method. Adoption of this standard did not have an impact on our Consolidated Financial Statements.

On January 1, 2017, we adopted ASU 2016-09, Compensation - Stock Compensation (“ASU 2016-09”) which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. Adoption of ASU 2016-09 did not have a significant impact on our Consolidated Financial Statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (“ASU 2017-01”) which provided new guidance clarifying the definition of a business for determining whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new standard is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017 with early adoption permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. Upon early adoption, the standard did not impact how we assess acquisitions (or disposals) of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) that simplifies the test for goodwill impairment by eliminating step two from the goodwill impairment test. Under the new guidance, an entity should recognize an impairment charge for the amount based on the excess of a reporting unit’s carrying amount over its fair value. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. For public companies, the guidance is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019 on a prospective basis, and earlier adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. We early adopted this guidance during the three months ended March 2017, and the adoption did not impact our financial statements.

In May 2014, the FASB issued ASU 2014-09 and modified the standard thereafter within Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective method. The adoption of ASU 2014-09 did not have a significant impact on the Company’s consolidated results of operations, financial position and cash flows. See Note 2.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases. The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective, but for which early adoption upon issuance is permitted. For entities that early adopted Topic 842, the amendments are effective upon issuance of this Update, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

2. Revenue Recognition

Contracts with Customers

We have adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2018. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenues for 2018 are reported under ASC 606, while prior period amounts are not adjusted and continue to be reported under ASC 605, Revenue Recognition.

We routinely plan on entering into contracts with customers that include general commercial terms and conditions, notification requirements for price increases, shipping terms and in most cases prices for the products and services that we offer. Our performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. We identify performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. We generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time we have an unconditional right to receive payment. Our sales and sale prices are final and our prices are not affected by contingent events that could impact the transaction price.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

During the three months ended September 30, 2018, we recognized gross revenue of $21,306 from products we sold as a principal in the transaction. During the nine months ended September 30, 2018, we recognized net revenue of $17,045 from products with a selling price of $43,196 and gross revenue of $24,087 from products we sold as a principal in the transaction.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Sources of Revenue

We have identified the following revenues disaggregated by revenue source:

1.	Plastic Surgeons

As of September 30, 2018 and 2017 the sources of revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Distributor- Plastic surgeons, net	$-	$-	$17,045	$-
Direct sales- Plastic surgeons, gross	21,306	-	24,087	-
Total sources of revenue	$21,306	$-	$41,132	$-

Warranty

Our general product warranties do not extend beyond an assurance that the product delivered will be consistent with stated specifications and do not include separate performance obligations.

Significant Judgments in the Application of the Guidance in ASC 606

There are no significant judgments associated with the satisfaction of our performance obligations. We generally satisfy performance obligations upon delivery of the product to the customer. This is consistent with the time in which the customer obtains control of the products. Performance obligations are also generally settled quickly after the purchase order acceptance, therefore the value of unsatisfied performance obligations at the end of any reporting period is generally immaterial.

We consider variable consideration in establishing the transaction price. Forms of variable consideration applicable to our arrangements include sales returns, rebates, volume-based bonuses, and prompt pay discounts. We use historical information along with an analysis of the expected value to properly calculate and to consider the need to constrain estimates of variable consideration. Such amounts are included as a reduction to revenue from the sale of products in the periods in which the related revenue is recognized and adjusted in future periods as necessary.

Practical Expedients

Our payment terms for sales direct to distributors are substantially less than the one-year collection period that falls within the practical expedient in determination of whether a significant financing component exists.

Taxes Collected from Customers

Taxes collected on the value of transaction revenue are excluded from product revenues and are accrued in current liabilities until remitted to governmental authorities.

Effective Date and Transition Disclosures

Adoption of the new standards related to revenue recognition did not have a material impact on our consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 3 – Property, Plant and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017

Autos	$64,458	$64,458
Medical equipment	13,969	5,000
Other equipment	8,774	8,774
	87,201	78,232
Less accumulated depreciation	79,460	77,168
	$7,741	$1,064

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $2,292 and $11,070, respectively. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale, retirement or disposal of fixed assets, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss recorded to the consolidated statements of operations.

Note 4 – Patents

In December 2017, we acquired from Rio Grande Neurosciences, Inc. (RGN) a patent portfolio for $4,500,000 as part of a settlement agreement. The oldest patents expire in 2024. The patent portfolio is amortized through 2024. The following is a summary of patents less accumulated amortization at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017

Patents	$4,500,000	$4,500,000

Less accumulated amortization	485,183	-

	$4,014,817	$4,500,000

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Amortization expense associated with patents was $485,183 and $0 for the nine months ended September 30, 2018 and 2017. The estimated future amortization expense related to patents as of September 30, 2018 is as follows:

Twelve Months Ending September 30,	Amount

2019	$646,910
2020	646,910
2021	646,910
2022	646,910
2023	646,910
Thereafter	780,267
Total	$4,014,817

Note 5 - Notes Payable and Long Term Loan

Notes Payable

During the nine months ended September 30, 2018, the Company issued Convertible Notes (“Variable Notes”) totaling $923,870 for funding of $836,000 with original terms of one year and an interest rate of 10%, and a variable conversion rate with discounts of 35% of the Company’s common stock based on the terms included in the Variable Note. The Variable Notes contains a prepayment option, which enables the Company to prepay the note subsequent to issuance at a premiums of 135%. The Company also issued Fixed Rate Notes (“Fixed Rate Notes”) totaling $1,683,000 for funding of $1,500,000 with original terms of six months and an interest rate ranging from 10% to 12%.

The gross amount of all convertible notes with variable conversion rates outstanding at September 30, 2018 is $4,212,620, of which $1,488,750 is past maturity.

Notes payable to a related party in the aggregate amount of $270,000 were outstanding at September 30, 2018, of which $100,000 is past maturity.

As of September 30, 2018, other notes payable outstanding totaled $3,929,903, of which $1,329,903 is past maturity.

	September 30,	December 31,
	2018	2017

Notes payable at beginning of period	$7,356,144	$3,193,956
Notes payable issued	2,606,870	5,837,070
Settlements on note payable	(47,500)	(95,597)
Repayments of notes payable in cash	(375,500)	(96,000)
Less amounts converted to stock	(1,127,491)	(1,483,285)
Notes payable at end of period	8,412,523	7,356,144
Less debt discount	(1,175,627)	(2,624,984)
	$7,236,896	$4,731,160

Notes payable issued to related parties	$270,000	$270,000
Notes payable issued to non-related parties	$6,966,896	$4,461,160

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

The maturity dates on the notes payable are as follows:

Twelve months ending,	Non-related parties	Related parties	Total
Past due	$2,818,653	$100,000	$2,918,653
September 30, 2019	5,323,870	170,000	5,493,870
Total	$8,142,523	$270,000	$8,412,523

Note 6 - Shareholders’ Deficit

Increase in Authorized Shares

On September 18, 2018, an increase in authorized capital stock from 505,000,000 to 2,505,000,000 became effective, of which 5,000,000 shares shall be Preferred Stock, and 2,500,000,000 shall be Common Stock.

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of Shares	Number of Shares Outstanding at	Par	Liquidation
	Authorized	September 30, 2018	Value	Value
Series AA	1,000,000	5,000	$0.0001	$-
Preferred Series B	50,000	1,350	$0.0001	$100
Preferred Series C	8,000	1,318	$0.0001	$1,000
Undesignated	3,942,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.0001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. The Series AA Super Voting Preferred Stock holders will receive no dividends nor any value on liquidation. As of September 30, 2018, there were 5,000 shares of Series AA Preferred stock outstanding.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of September 30, 2018, 1,350 shares of Series B and 4,805,600 warrant shares have been issued and are outstanding.

Series C Secured Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. The C Preferred does not have any rights to vote with the common stock. Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B. Since the C Preferred is mandatorily payable, the obligation has been included in long term liabilities on the consolidated balance sheets as of September 30, 2018 and December 31, 2017. The Company’s obligation to redeem the C Preferred is secured by a security interest in the RGN Assets. As of September 30, 2018, the Company has sold 1,318 shares of C Preferred in units comprised of shares of C Preferred and common stock purchase warrants exercisable into up to 5,996,546 shares of common stock for consideration of $1,317,500. The warrants resulted in a debt discount of $152,972 and $101,808 at September 30, 2018 and December 31, 2017, respectively, and are recorded as a discount to the preferred stock liability on the consolidated balance sheet.

Common Stock

During the nine months ended September 30, 2018, the Company issued pursuant to a private placement offering 1,561,950 shares of common stock and the same number of warrants for cash of $60,000. The Company also issued 58,695,192 shares of common stock for the conversion of notes and accrued interest in the amount of $1,237,256.

During the nine months ended September 30, 2018, the Company issued 17,003 shares of common stock valued at $1,046 related to the extension of outstanding notes and lock-up agreements.

During the nine months ended September 30, 2018, the Company issued 4,150,000 shares of common stock with a value of $130,235, related to services and fees.

During the nine months ended September 30, 2018, the Company issued 3,387,534 shares of common stock with a value of $116,531 as a commitment to repay a note payable on its stated terms. Since the note was satisfactorily repaid, the shares and commitment fee were rescinded.

The Variable Debentures issued by the Company each have a provision requiring the Company to reserve a variable amount of shares of common stock for when the holder of the Variable Debenture converts.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Stock Options

The balance of all stock options outstanding as of September 30, 2018 is as follows:

		Weighted Average	Weighted Average
		Exercise Price	Remaining Contractual	Aggregate Intrinsic
	Options	Per Share	Term (years)	Value
Outstanding at January 1, 2018	93,203,369	$0.029	3.96
Granted	1,000,000	$0.030	1.86
Cancelled	-	$-	-
Exercised	-	$-	-
Outstanding at September 30, 2018	94,203,369	$0.029	3.19	$2,232,620

Exercisable at September 30, 2018	93,286,702	$0.029	3.21	$2,210,895

Warrants

During the nine months ended September 30, 2018, in conjunction with the sale of Common Stock, the Company issued three-year common stock purchase warrants to acquire up to 1,561,950 shares of common stock with exercise prices ranging from $0.0734 to $1.00 per share.

In addition, during the nine months ended September 30, 2018, the Company issued a five-year common stock purchase warrant to acquire up to 2,000,000 shares of common stock valued at $71,521 with an exercise price of $0.05 in conjunction with the issuance of a note payable; three-year common stock purchase warrants to acquire up to 4,805,600 shares of common stock with exercise prices ranging from $0.051 to $1.00 in conjunction with the issuance of Series B preferred stock; two-year common stock purchase warrants to acquire up to 3,271,277 shares of common stock with exercise prices ranging from $0.0250 to $0.0516 in conjunction with the issuance of Series C preferred stock; a 2-year common stock purchase warrant to acquire up to 6,200,000 shares of common stock valued at $380,750 with an exercise price of $0.0001; and two-year common stock purchase warrants to acquire up to 642,157 shares of common stock with exercise prices ranging from $0.0368 to $0.0370 in conjunction with the extension of certain notes payable.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The Company measures the fair value of warrants issued using the Black Scholes option pricing model using the following assumptions:

Nine months ended
September 30, 2018

Expected term	2 years - 5 years
Exercise price	$0.0001-$0.0516
Expected volatility	158%-193%
Expected dividends	None
Risk-free interest rate	1.92% to 2.81%
Forfeitures	None

A summary of the status of the warrants granted under these agreements at September 30, 2018, and changes during the nine months then ended is presented below:

	Outstanding Warrants

		Weighted Average
		Exercise Price
	Shares	Per Share
Outstanding at January 1, 2018	61,807,992	$0.31
Granted	18,480,984	$0.20
Cancelled	(300,000)	$0.81
Exercised	-	$-
Outstanding at September 30, 2018	79,988,976	$0.28

Exercisable at September 30, 2018	79,988,976	$0.28

Note 7 – Related Party Transactions

One executive of the Company has entered into note payable agreements with the Company. The balance of notes payable from related parties at September 30, 2018 is $270,000.

As of September 30, 2018 and December 31, 2017, the balance of executives’ deferred compensation is $942,650 and $922,425, respectively.

From time-to-time executives of the Company advance monies to the Company to cover costs. During the nine months ended September 30, 2018, executives advanced $65,000 of funds to the Company and received payments of $87,000 resulting in a $0 balance of short-term advances due to executives at September 30, 2018.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 8 – Fair Value Measurements

The Company has issued Variable Debentures which contained variable conversion rates based on unknown future prices of the Company’s common stock. This results in a conversion feature. The Company measures the conversion feature using the Black Scholes option pricing model using the following assumptions:

Nine months ended September 30,
	2018	2017
Expected term	1 month - 1 year	1 month - 1 year
Exercise price	$0.0129-$0.0326	$0.0085-$0.0385
Expected volatility	119%-195%	189%-201%
Expected dividends	None	None
Risk-free interest rate	1.79% to 2.59%	1.03% to 1.31%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

The following table presents changes in the liabilities with significant unobservable inputs (level 3) for the nine months ended September 30, 2018:

Derivative
Liability
Balance December 31, 2017	$5,939,600

Issuance of convertible debt	1,459,645
Settlements by debt settlement	(1,312,833)
Change in estimated fair value	970,760

Balance September 30, 2018	$7,057,172

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

The Company’s balance sheet contains derivative liabilities that are recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black Scholes option pricing model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

The following table presents balances in the liabilities with significant unobservable inputs (Level 3) at September 30, 2018:

	Fair Value Measurements Using
	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

As of September 30, 2018
Derivative liability	$-	$-	$7,057,172	$7,057,172
Total	$-	$-	$7,057,172	$7,057,172

Note 9 – Commitments and Contingencies

Legal Matters

The Company may become involved in various legal proceedings in the normal course of business.

Note 10 – Subsequent Events

Subsequent to September 30, 2018, an aggregate of 31,074,849 shares of restricted common stock were issued on the conversion of $493,825 of principal and $73,578 of accrued interest pursuant to Variable Notes.

Subsequent to September 30, 2018, The Company issued 5,352,690 shares of Restricted Common Stock and 5,325690 Warrants pursuant to a Private Placement and Private Offering for $235,000 in cash.

Subsequent to September 30, 2018, 575,800 shares of restricted common stock were issued on the conversion of $15,000 of principal and $5,153 of accrued interest pursuant to one Fixed Rate Note and issued 3 year warrants for an exercise of up to 575,800 shares of common stock with exercise prices ranging from $0.069 to $1.00.

Subsequent to September 30, 2018, 2,000,000 shares of restricted common stock were issued related to the sale of stock for cash of $25.000 at prices ranging $0.01 to $0.015.

Subsequent to September 30, 2018, the Company received $85,000 of cash and retired $317,691 of fixed rate notes and accrued interest for the issuance of 402.7 shares of Preferred C Stock and issuance of two-year warrants for the exercise up to 3,186,104 shares of common stock with exercise prices ranging from $0.0218 to $0.0470.

Subsequent to September 30, 2018, 3,025,000 shares of restricted common stock were issued related to services rendered.

Subsequent to September 30, 2018, 2,941,176 shares of restricted common stock were issued on the conversion of 750 shares of Preferred B Stock at a conversion rate of $0.0255 per common share.

Subsequent to September 30, 2018, 1,000,000 shares of restricted common stock were issued related to the issuance of a $550,000 conditional convertible note payable. The value of the shares were recorded as a discount to the note.

Subsequent to September 30, 2018, 6,183,243 shares of restricted common stock were issued on the cashless exercise of 6,200,000 common stock purchase warrant shares.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Subsequent to September 30, 2018, 503,204 shares of restricted common stock were issued for lock-up agreements.

Subsequent to September 30, 2018, 5,000 shares of Series AA Preferred Shares were issued for cash of $5.

Subsequent to September 30, 2018, one note holder of seven convertible notes totaling $1,342,000 principal and $150,129 of accrued interest sold their notes to another note holder. The terms to the Company remained the same as with the original note holder.

Subsequent to September 30, 2018, cash of $500,000 was received on the issuance of a six-month $550,000 conditional convertible promissory note with an initial interest rate of 10% increasing to 12%, 14% and 16% on the four, five and six-month anniversary of the note. The note is convertible only on the maturity of the note.

Subsequent to September 30, 2018, one investor purchased a $1,500,000 fixed rate secured promissory note in exchange for a $,1500,000 one-year, secured convertible promissory note with an interest rate of 10% issued by another investor. The note is convertible into common stock at 65% of the lowest closing bid price of the common stock for the twenty days previous to conversion. The second note continues to be secured by the assets purchased from RGN.

As a result of these issuances, the total number of common shares outstanding is 433,563,601, Preferred B shares outstanding is 600 and Preferred C shares outstanding is 1720.2.

65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Endonovo Therapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Endonovo Therapeutics, Inc. and Subsidiaries (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes to the consolidated financial statements (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has continued to incur significant operating losses and negative cash flows from operations, during the year ended December 31, 2017 and has negative working capital at December 31, 2017. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the use in this Registration Statement on Amendment on Form S-1 of our report dated April 6, 2018, relating to the consolidated financial statements of Endonovo Therapeutics, Inc., and Subsidiaries for the years ended December 31, 2017 and 2016 and to the reference of our Firm under the caption “Experts” in the Prospectus. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2008.

Encino, California

January 7, 2019

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Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2017	2016
ASSETS
Current assets:
Cash	$90,173	$55,533
Prepaid expenses and other current assets	21,000	247,321
Total current assets	111,173	302,854

Property Plant and Equipment, net	1,064	15,825
Patents, net	4,500,000	-

Total assets	$4,612,237	$318,679

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$2,714,041	$4,727,247
Short term advances	20,323	5,823
Notes payable, net of discounts of $2,624,984 as of December 31, 2017 and $1,145,849 as of December 31, 2016	4,461,160	1,878,107
Notes payable - related parties	270,000	170,000
Derivative liability	5,939,600	1,927,752
Current portion of long term loan	4,221	12,395

Total current liabilities	13,409,345	8,721,324

Series C preferred stock liability, net of discounts of $101,808 at December 31, 2017 and $0 as of December 31, 2016	598,192	-
Long term loan	-	4,221
Acquisition payable	155,000	155,000
Total liabilities	14,162,537	8,880,545
COMMITMENTS AND CONTINGENCIES
Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 5,000 and 1,000 issued and outstanding at December 31, 2017 and December 31, 2016	5	-
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized, 0 shares issued and outstanding at December 31, 2017 and December 31, 2016	-	-
Common stock, $.0001 par value; 500,000,000 shares authorized; 316,951,712 and 134,336,637 shares issued and outstanding as of December 31, 2017 and December 31, 2016	31,692	13,434
Additional paid-in capital	19,604,016	9,800,553
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(29,184,443)	(18,374,283)
Total shareholders’ deficit	(9,550,300)	(8,561,866)
Total liabilities and shareholders’ deficit	$4,612,237	$318,679

See accompanying summary of accounting polices and notes to consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2017	2016

Operating expenses	$4,603,886	$5,410,923
Loss from operations	(4,603,886)	(5,410,923)

Other income (expense)
Change in fair value of derivative liability	(2,982,543)	2,853,291
Gain on settlement of debt	80,294	124,888
Gain (loss) on extinguishment of debt	2,485,277	(488,149)
Interest expense, net	(5,789,302)	(2,394,779)
Total other income (expense)	(6,206,274)	95,251

Loss before income taxes	(10,810,160)	(5,315,672)

Provision for income taxes	-	-

Net loss	$(10,810,160)	$(5,315,672)

Basic and diluted loss per share	$(0.04)	$(0.05)
Weighted average common share outstanding:
Basic and diluted	242,090,416	117,405,894

See accompanying summary of accounting polices and notes to consolidated financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statement of Stockholders Deficit

For the Years Ended December 31, 2017 and 2016

	Series AA Preferred Stock		Common Stock		Additional Paid-in	Common Stock Subscription	Retained	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2015	1,000	$-	104,803,401	$10,479	$3,773,642	$(1,570)	$(13,058,611)	$(9,276,060)

Shares issued for cash	-	-	566,327	57	107,022	-	-	107,079
Units issued for cash	-	-	7,968,721	797	1,127,953			1,128,750
Shares issued for services	-	-	9,888,760	990	2,363,981	-	-	2,364,971
Shares issued with notes payable	-	-	140,000	14	11,066	-	-	11,080
Shares issued on extension of notes payable	-	-	266,617	27	111,634	-	-	111,661
Shares issued for conversion of notes payable and accrued interest	-	-	9,476,582	947	1,956,770	-	-	1,957,717
Units issued for conversion of notes payable and accrued interest	-	-	1,226,229	123	308,485			308,608
Value of warrants issued with note payable	-	-	-	-	40,000	-	-	40,000
Net loss for year ended December 31, 2016	-	-	-	-	-	-	(5,315,672)	(5,315,672)
Balance December 31, 2016	1,000	-	134,336,637	13,434	$9,800,553	(1,570)	(18,374,283)	(8,561,866)

Private placement units issued for cash	-	-	42,434,151	4,242	1,286,008	-	-	1,290,250
Preferred stock issued for cash	4,000	5	-	-	-	-	-	5
Shares issued for services	-	-	3,698,022	369	203,937	-	-	204,306
Shares issued on exercise of warrants	-	-	250,000	25	5,025			5,050
Shares issued with lock-up agreements	-	-	379,294	38	25,232	-	-	25,270
Shares issued for conversion of notes payable and accrued interest	-	-	123,163,542	12,315	4,963,635	-	-	4,975,950
Private placement units issued for conversion of notes payable and accrued interest	-	-	4,002,953	400	112,738	-	-	113,138
Shares issued related to debt extinguishment and settlement	-	-	2,142,387	214	119,068	-	-	119,282
Shares issued for repayment of accrued liability	-	-	6,725,000	673	235,008	-	-	235,681
Shares returned on settlement of debt	-	-	(180,274)	(18)	(10,276)	-	-	(10,294)
Valuation of stock options issued for services	-	-	-	-	1,139,403	-	-	1,139,403
Valuation of warrants issued for services	-	-	-	-	71,113	-	-	71,113
Valuation of warrants issued with preferred stock	-	-	-	-	101,808	-	-	101,808
Valuation of warrants issued with notes	-	-	-	-	83,453	-	-	83,453
Valuation of stock options issued in exchange of deferred compensation	-	-	-	-	1,467,311	-	-	1,467,311
Net loss for the year ended December 31, 2017	-	-	-	-	-	-	(10,810,160)	(10,810,160)
Balance December 31, 2017	5,000	$5	316,951,712	$31,692	$19,604,016	$(1,570)	$(29,184,443)	$(9,550,300)

See accompanying summary of accounting polices and notes to consolidated financial statements.

69

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2017	2016
Operating activities:
Net loss	$(10,810,160)	$(5,315,672)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	14,761	15,833
Fair value of equity issued for services	1,414,823	2,364,971
Non-cash interest and fees	3,400,511	1,290,383
Amortization of note discount and original issue discount	2,165,710	1,055,316
Change in fair value of derivative liability	2,982,543	(2,853,291)
(Gain) loss on extinguishment of debt	(2,485,277)	488,149
Gain on settlement of debt	(80,294)	(124,888)
Changes in assets and liabilities:
Prepaid expenses and other current assets	263,321	86,012
Accounts payable and accrued expenses	144,292	530,853
Net cash used in operating activities	(2,989,770)	(2,462,334)

Investing activities:
Acquisition of patents	(3,000,000)	-
Net cash used in investing activities	(3,000,000)	-

Financing activities:
Proceeds from the issuance of notes payable	4,047,000	1,491,778
Proceeds from issuance of notes payable- related parties	100,000	-
Proceeds from short term advances	26,000	12,618
Proceeds from exercise of warrants	5,050	-
Proceeds from issuance of preferred stock	700,005	-
Repayments on short term advances	(11,500)	(10,300)
Proceeds from issuance of common stock	1,290,250	1,235,829
Payment on notes payable	(120,000)	(166,500)
Payment on notes payable- related parties	-	(75,000)
Payment against long term loan	(12,395)	(12,031)
Net cash provided by financing activities	6,024,410	2,476,394

Net increase in cash	34,640	14,060
Cash, beginning of year	55,533	41,473
Cash, end of year	$90,173	$55,533

Supplemental disclosure of cash flow information:
Cash paid for interest	$33,868	$27,088
Cash paid for income taxes	$-	$-

Non Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$1,582,349	$711,098
Settlement of liabilities by issuance of common stock	$354,964	$61,600
Notes payable issued for services	$-	$100,000
Notes payable issued on acquisition of patents	$1,500,000	$-
Deferred compensation converted to stock options	$1,467,311	$-
Accrued interest converted to notes payable	$39,570	$18,448

See accompanying summary of accounting polices and notes to consolidated financial statements.

70

Endonovo Therapeutics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2017 and 2016

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Endonovo Therapeutics, Inc. and Subsidiaries (the “Company” or “ETI”) is primarily focused in the business of biomedical research and development, particularly in regenerative medicine, which has included the development of the proprietary non-invasive electrocuetical device and intellectual property licensing and commercialization.

On January 22, 2014 Hanover Portfolio Acquisitions, Inc. (the “Company”) received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50% of the total issued and outstanding voting power of the Company approving an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Hanover Portfolio Acquisitions, Inc.” to “Endonovo Therapeutics, Inc.” The name change was affected pursuant to a Certificate of Amendment (the “Certificate of Amendment”), filed with the Secretary of State of Delaware on January 24, 2014.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company include the accounts of ETI, IP Resources International, Inc., Aviva Companies Corporation, and WeHealAnimals, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Going Concern

These accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a period following the date of these consolidated financial statements. The Company has recurring net losses, negative cash flows from operations and working capital deficits. The Company has raised approximately $4.4 million in debt and equity financing for the year ended December 31, 2017. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has implemented its business plan to materialize revenues from potential, future, license agreements, has initiated a private placement offering to raise capital through the sale of its common stock and is seeking out profitable companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Financial instruments that potentially subject us to a concentration of credit risk consist of cash and cash equivalents. Cash is deposited with what we believe are highly credited, quality institutions. The deposited cash may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. At December 31, 2017, cash and cash equivalents did not exceed FDIC limits.

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Notes to Consolidated Financial Statements (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range between five and seven years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale, retirement or disposal of fixed assets, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss recorded to the consolidated statements of operations.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows generated from the asset group to the recorded value of the asset group. If impairment is indicated, the asset is written down to its estimated fair value.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, net of estimated forfeitures, over the vesting or service period, as applicable, of the stock award using the straight-line method. When our common stock is thinly traded, we have made estimates of the fair value of the common stock based not only on market prices but other factors such as financial condition and results of operations.

The Company measured stock-based compensation using the Black-Scholes option valuation model using the following assumptions:

December 31, 2017

Expected term	2 - 5 years
Exercise price	$0.0216 - $0.2669
Expected volatility	184% - 217%
Expected dividends	None
Risk-free interest rate	1.50% - 1.87%
Forfeitures	None

Income Taxes

The Company records a tax provision for the anticipated tax consequences of its reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and income tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company has adopted ASC Topic 740, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that the adoption did not result in the recognition of any liability for unrecognized tax benefits and that there are no unrecognized tax benefits that would, if recognized, affect the Company’s effective tax rate.

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Notes to Consolidated Financial Statements (continued)

Net Income (Loss) per Share

Basic net income (loss) per share is calculated based on the net income (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net income (loss) per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $115,159 and $0 for the years ended December 31, 2017 and 2016, respectively, and are included in operating expenses in the consolidated statements of operations.

Fair Value of Financial Instruments

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

The Company’s balance sheet contains derivative liability that is recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black-Sholes option valuation model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

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Notes to Consolidated Financial Statements (continued)

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2017 and 2016:

	Fair Value Measurements at December 31, 2017 Using
	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$5,939,600	$5,939,600
Total	$-	$-	$5,939,600	$5,939,600

	Fair Value Measurements at December 31, 2016 Using
	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$1,927,752	$1,927,752
Total	$-	$-	$1,927,752	$1,927,752

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2017 and 2016:

Liability
Balance December 31, 2015	$3,973,542

Increase in Derivative Liability resulting from Issuance of convertible debt	2,525,515
Decrease in Derivative Liability resulting from Settlements by debt extinguishment	(1,718,013)
Decrease in Derivative Liability resulting from Change in estimated fair value	(2,853,292)

Balance December 31, 2016	1,927,752

Increase in Derivative Liability resulting from Issuance of convertible debt	9,185,674
Decrease in Derivative Liability resulting from Settlements by debt extinguishment	(8,156,369)
Increase in Derivative Liability resulting from Change in estimated fair value	2,982,543

Balance December 31, 2017	$5,939,600

Derivative Liability

The Company issued Variable Debentures during the years ended December 31, 2017 and 2016, which contained variable conversion rates based on unknown future prices of the Company’s common stock. This resulted in a derivative liability. The Company measures the derivative liability using the Black-Scholes option valuation model using the following assumptions:

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Notes to Consolidated Financial Statements (continued)

For Year Ending December 31,
	2017	2016

Expected term	1 year	1 year - 2 years
Exercise price	$0.0063-$0.385	$0.0113-$0.81
Expected volatility	163%-201%	176%-276%
Expected dividends	None	None
Risk-free interest rate	0.79%-1.76%	0.45%-1.06%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control, and the assessment of volatility. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

Preferred Stock

The Company elects to accrete the difference between the redemption value and carrying value of outstanding preferred stock over the period from the date of issuance to the earliest redemption date using the effective interest method.

Recent Accounting Standard Updates

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company does not expect the adoption of this standard to significantly impact its consolidated financial statements.

In 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows and ASU 2016-18, Restricted Cash (“ASU 2016-18”), which requires an entity to show the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-15 and ASU 2016-18 are effective for us beginning January 1, 2017 and was applied by us using a retrospective transition method. Adoption of these standards did not have an impact on our Consolidated Financial Statements.

In 2016, the FASB issued ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”), which requires a company to recognize the tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for us beginning January 1, 2017 and was applied by us using a modified retrospective method. Adoption of this standard did not have an impact on our Consolidated Financial Statements.

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Notes to Consolidated Financial Statements (continued)

On January 1, 2017, we adopted ASU 2016-09, Compensation - Stock Compensation (“ASU 2016-09”) which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. Adoption of ASU 2016-09 did not have a significant impact on our Consolidated Financial Statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (“ASU 2017-01”) which provided new guidance clarifying the definition of a business for determining whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new standard is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017 with early adoption permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. Upon early adoption, the standard did not impact how we assess acquisitions (or disposals) of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) that simplifies the test for goodwill impairment by eliminating step two from the goodwill impairment test. Under the new guidance, an entity should recognize an impairment charge for the amount based on the excess of a reporting unit’s carrying amount over its fair value. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. For public companies, the guidance is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019 on a prospective basis, and earlier adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. We early adopted this guidance during 2017, and the adoption did not impact our financial statements.

Note 2 - Property and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at December 31, 2017 and 2016:

	As of December 31,
	2017	2016

Autos	$64,458	$64,458
Medical equipment	5,000	5,000
Other equipment	8,774	8,774
	78,232	78,232
Less accumulated depreciation	77,168	62,407
	$1,064	$15,825

Depreciation expense for the years ended December 31, 2017 and 2016 was $14,761 and $15,833, respectively.

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Notes to Consolidated Financial Statements (continued)

Note 3 – Patents

In December 2017, we acquired from RGN a patent portfolio for $4,500,000 as part of a settlement agreement. The oldest patents expire in 2024. The patent portfolio is amortized through 2024. The following is a summary of patents less accumulated amortization at December 31, 2017 and 2016:

	December 31,
	2017	2016

Patents	$4,500,000	$-

Less accumulated amortization	-	-

	$4,500,000	$-

There is no amortization expense associated with patents for the years ended December 31, 2017 and 2016. The estimated future amortization expense related to patents as of December 31, 2017 is as follows:

Year Ended December 31.	Amount

2018	$646,910
2019	646,910
2020	646,910
2021	646,910
2022	646,910
Thereafter	1,265,450
Total	$4,500,000

Note 4 - Notes payable and Long Term Loan

Notes Payable

In October 2013, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 125,000 shares of its common stock for each unit. In July 2014, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 50,000 shares of its common stock for each unit. In October 2014, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 50,000 shares of its common stock for each unit. In August 2015, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 100,000 shares of its common stock for each unit. During the years ended December 31, 2017 and 2016, the Company did not issue notes in connection with these private placements. As of December 31, 2017 and 2016, notes payable outstanding under these private placements are $919,903 and $1,075,500, respectively. Of these amounts, $919,903 and $1,065,000 of the outstanding balance on these notes are past maturity at December 31, 2017 and 2016, respectively.

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Notes to Consolidated Financial Statements (continued)

During the years ended December 31, 2017 and 2016, the Company issued Convertible Debentures (“Variable Debentures”) in amounts of $4,137,070 and $1,744,416 for cash of $3,947,000 and $1,421,778 with original terms of 6 months to 2 years and interest rates ranging from 6% to 10% and add on interest of 10% which contain variable conversion rates with a discount ranging from 25% to 53% of the Company’s common stock based on the terms included in the Variable Debentures. Certain of the Variable Debentures contain prepayment options which enable the Company to prepay the notes at premiums ranging from 120% to 130%. The Company recorded a derivative liability as a result of the conversion feature. The derivative liability was allocated between a note discount, up to the value of the Variable Debenture, and interest expense for the excess, and the note discount is being amortized over the life of the Variable Debenture. During the years ended December 31, 2017 and 2016, the Company recorded $4,087,500 and $1,723,471, respectively, in discounts on these Variable Debentures. As of December 31, 2017 and 2016, the Variable Debentures outstanding had balances due of $4,566,241 and $1,888,456, respectively. Of these amounts outstanding, $202,500 and $66,000 of the Variable Debentures were past maturity at December 31, 2017 and 2016, respectively. For the year ended December 31, 2017, the Company had 48,065,178 of weighted-average common shares relating to the convertible debt, under the if-converted method.

During the year ended December 31, 2017, the Company entered into a $1,500,000 note payable with an unrelated party in connection with the acquisition of patents. The note bears interest at 8% per year and matures in November 2018. At December 31, 2017, $1,500,000 remained outstanding on this note.

During the year ended December 31, 2017, the Company entered into a $100,000 note payable with an unrelated party and issued a warrant for up to 500,000 shares of common stock at a value of $21,204 in connection with this note. The note bears interest at 10% per year and matures in February 2018. At December 31, 2017, $100,000 remained outstanding on this note.

During the year ended December 31, 2016, the Company entered into two notes payable agreements for $70,000 in aggregate with an unrelated party and issued 140,000 shares in connection with these notes. The notes bear interest at 10% per year and matured in May 2017. At December 31, 2017 and 2016, $0 and $60,000 were outstanding on these notes.

As of December 31, 2017, the Company had notes payable to related parties amounting to $270,000. Refer to Note 6 – Related Party Transactions.

	As of December 31,
	2017	2016

Notes payable at beginning of period	$3,193,956	$2,333,751
Notes payable issued	5,837,070	1,776,895
Default interest added to note payable	-	62,500
Settlements on note payable	(95,597)	(55,000)
Repayments of notes payable in cash	(96,000)	(241,500)
Less amounts converted to stock	(1,483,285)	(682,690)
Notes payable at end of period	7,356,144	3,193,956
Less debt discount	(2,624,984)	(1,145,849)
	$4,731,160	$2,048,107

Notes payable issued to related parties	$270,000	$170,000
Notes payable issued to non-related parties	$4,461,160	$1,878,107

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Notes to Consolidated Financial Statements (continued)

The maturity dates on the notes payable are as follows:

Twelve months ending,	Non-related parties	Related parties	Total
Past due	$1,122,403	$170,000	$1,292,403
December 31, 2018	5,963,741	100,000	6,063,741
Total	$7,086,144	$270,000	$7,356,144

Long Term Loan

The Company has financed the purchase of an automobile. The maturity dates on the loan are as follows:

Maturity dates of long term debt

Twelve months ending,
December 31, 2018	$4,221
$4,221

Current portion	$4,221

Acquisition Payable

In connection with the Company’s acquisition of IPR in 2012, IPR recorded a $155,000 long-term acquisition payable for costs that were not paid at closing. These payable is non-interest bearing and IPR agreed to make payments up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

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Notes to Consolidated Financial Statements (continued)

Effective Interest Rate

During the year ended December 31, 2017 and 2016, the Company’s effective interest rate was 222% and 89%, respectively.

Note 5 - Shareholders’ Deficit

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of Shares	Number of Shares Outstanding at	Par	Liquidation
	Authorized	December 31, 2017	Value	Value
Series AA	1,000,000	5,000	$0.0001	$-
Preferred Series B	50,000	-	$0.0001	$100
Preferred Series C	8,000	700	$0.0001	$1,000
Undesignated	3,942,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.0001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series AA Super Voting Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the Common Stockholders. As of December 31, 2017 and 2016, there were 5,000 and 1,000 shares of Series AA Preferred stock outstanding.

Series B Convertible Preferred Stock

At December 31, 2017, there are 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible into a like amount of common shares. None of the Series B have been issued or are outstanding at December 31, 2017.

Series C Secured Redeemable Preferred Stock

During the year ended December 31, 2017, the Company filed a certificate of designation (the “Designation”) for 8,000 shares of Series C Secured Redeemable Preferred Stock (“C Preferred”). Each share of the C Preferred, which has a stated value of $1,000 per share and par value of $0.0001 per share, is entitled to a $20.00 quarterly dividend commencing March 21, 2018 and each quarter thereafter and is to be redeemed for the stated value plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Since the C Preferred is mandatorily payable, the obligation has been included in long term liabilities on the consolidated balance sheet as of December 31, 2017. The C Preferred does not have any rights to vote with the common stock. The Company’s obligation to redeem the C Preferred is secured by a security interest in the RGN Assets. The Preferred Stock Series C holders have liquidation preferences over the common stock holders. As of December 31, 2017, the Company has sold 700 shares of C Preferred in units comprised of shares of C Preferred and common stock purchase warrants exercisable into up to 2,725,269 shares of common stock for consideration of $700,000. The warrants are valued at $101,808 at December 31, 2017 and are recorded as a discount to the preferred stock liability on the consolidated balance sheet.

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Notes to Consolidated Financial Statements (continued)

Common Stock

During the year ended December 31, 2017, the Company issued pursuant to a private placement offering 46,437,104 shares of common stock and the same number of warrants for cash of $1,290,250 and conversion of notes and accrued interest in the amount of $113,138. The Company also issued 123,163,542 shares of common stock for the conversion of notes and accrued interest in the amount of $4,975,949.

During the year ended December 31, 2017, the Company issued 379,294 shares of common stock valued at $25,270 related to the extension of outstanding notes and lock-up agreements; 2,142,387 shares valued at $119,282 were issued in connection with $95,597 notes payable; 6,725,000 shares valued at $235,681 were issued in connection with a settlement entered into in 2016; 250,000 shares were issued for cash of $5,050 as a result of a common stock warrant exercise; and 180,274 shares were cancelled valued at $10,294 related to a settlement agreement.

The Company had entered into consulting agreements with various consultants for service to be provided to the Company. The agreements stipulated a monthly fee and a certain number of shares that the consultant vests in over the term of the contract. The consultant was issued a prorated number of shares of common stock at the beginning of the contract, which the consultant earned over a three-month period. At the anniversary of each quarter, the consultant was issued a new allotment of common stock during the first 3 years of engagement. In accordance with ASC 505-50 – Equity-Based Payment to Non-Employees, the common stock shares issued to the consultant were valued upon their vesting, with interim estimates of value as appropriate during the vesting period. During the years ended December 31, 2017 and 2016, the Company issued 3,698,022 shares of common stock with a value of $204,306 and 2,775,000 shares of common stock with a value of $953,250, respectively, related to these consulting agreements.

During the year ended December 31, 2016, the Company also issued 7,113,760 shares of common stock with a value of $1,411,722 for additional services and fees.

During the year ended December 31, 2016, the Company issued pursuant to a private placement offering 9,194,940 shares of common stock and the same number of warrants for cash of $1,128,750 and conversion of notes and accrued interest in the amount of $308,608. The Company also issued 566,327 shares of common stock for cash of $107,079 and 9,476,582 shares of common stock for the conversion of notes and accrued interest in the amount of $1,957,717.

Also, during the year ended December 31, 2016, the Company issued 266,617 shares of common stock valued at $111,661 related to the extension of outstanding notes and lock-up agreements and 140,000 shares valued at $11, 080 were issued in connection with $70,000 notes payable.

The Variable Debentures issued by the Company each have a provision requiring the Company to reserve a variable amount of shares of common stock for when the holder of the Variable Debenture converts. As of December 31, 2017, the Company has reserved approximately 147,868,000 of common shares related to the outstanding debentures.

Stock Options

During the year ended December 31, 2017, the Company granted stock options to independent contractors exercisable into up to 25,272,305 shares of common stock with exercise prices ranging from $0.0269 to $0.054 per share, lives ranging from three to ten years, and cashless exercise rights and were valued at $1,139,403 using the Black Scholes option pricing model. The stock options vested on grant and were expensed in full during the year ended December 31, 2017.

In addition, during the year ended December 31, 2017, the Company issued stock options to independent contractors exercisable into up to 67,931,064 shares of common stock in exchange for the conversion of $1,467,311 of deferred compensation due to the independent contractors. These options have an exercise price of $0.0216 per share, a three-year life and cashless exercise rights. These options vested on grant.

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Notes to Condensed Consolidated Financial Statements (continued)

The weighted average grant date fair value of stock options issued during the year ended December 31, 2017 was $0.03 per share.

The balance of all stock options outstanding as of December 31, 2017 is as follows:

		Weighted Average	Weighted Average
		Exercise Price	Remaining Contractual	Aggregate Intrinsic
	Options	Per Share	Term (years)	Value
Outstanding at January 1, 2017	-	$-
Granted	93,203,369	$0.029
Cancelled	-	$-
Exercised	-	$-
Outstanding at December 31, 2017	93,203,369	$0.029	3.96	$2,721,538

Exercisable at December 31, 2017	93,203,369	$0.029	3.96	$2,721,538

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Options

$0.0540	19,250,000	9.29	$0.0540	19,250,000	$0.0540
$0.0269	6,022,305	2.72	$0.0269	6,022,305	$0.0269
$0.0216	67,931,064	2.55	$0.0216	67,931,064	$0.0216
	93,203,369	3.96	$0.029	93,203,369	$0.029

Warrants

During the year ended December 31, 2017, in conjunction with the sale of Common Stock, the Company issued three-year and five-year common stock purchase warrants to acquire up to 46,437,100 shares of common stock with exercise prices ranging from $0.0188 to $1.00 per share.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

In addition, during the year ended December 31, 2017, the Company issued two-year common stock purchase warrants to acquire up to 2,300,000 shares of common stock valued at $83,453 with an exercise prices ranging from $0.0508 to $0.25 in conjunction with the issuance of notes payable; five-year common stock purchase warrants to acquire up to 1,100,678 shares of common stock valued at $71,113 for services provided with exercise prices ranging from $0.096 to $0.267 per share; and two-year common stock purchase warrants to acquire up to 2,725,269 shares of common stock with exercise prices ranging from $0.047 to $0.058 in conjunction with the issuance of preferred stock.

During the year ended December 31, 2016, in conjunction with the sale of Common Stock, the Company issued five-year common stock purchase warrants to acquire up to 9,194,940 shares of common stock with exercise prices ranging from $0.0825 to $0.90 per share.

In March 2016, the Company issued a two-year common stock purchase warrant exercisable into up to 300,000 shares of common stock with an exercise price of $0.81 for services provided by a consultant. The value of these warrants was recorded as non-cash expense in an amount of $40,000 using the Black Sholes Option pricing method.

A summary of the status of the warrants granted under these agreements at December 31, 2017, and changes during the year then ended is presented below:

	Outstanding Warrants
		Weighted Average
		Exercise Price
	Shares	Per Share
Outstanding at January 1, 2017	9,494,940	$0.33
Granted	52,563,052	$0.31
Cancelled	-	$-
Exercised	(250,000)	$0.02
Outstanding at December 31, 2017	61,807,992	$0.31

Exercisable at December 31, 2017	61,807,992	$0.31

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Warrants

$0.0165-0.0469	15,019,850	3.44	$0.033	15,019,850	$0.033
$0.0508-0.10	21,438,396	3.56	$0.075	21,438,396	$0.075
$0.108-0.239	6,010,037	3.60	$0.161	6,010,037	$0.161
$0.25-0.48	2,862,687	2.56	$0.276	2,862,687	$0.276
$0.5623-1.00	16,477,022	2.77	$0.938	16,477,022	$0.938
	61,807,992	3.32	$0.313	61,807,992	$0.313

As of December 31, 2017, the Company has 500,000,000 shares of common stock authorized. After the exercise of stock options and warrants and the conversion of variable rate debentures, the Company could potentially have a shortfall of common stock. Should there be a shortfall in common stock, the shareholders of the Company would need to approve an increase in the authorized common stock to an amount sufficient to satisfy such exercises and conversions or reclassify the obligations to liabilities payable in some form other than common stock.

Note 6 – Related Party Transactions

Executives of the Company have agreed to defer compensation until cash flow improves. As of December 31, 2017 and 2016, the balances of their deferred compensation was $922,395 and $1,861,327 which reflects $894,394 accrual of deferred compensation, $1,173,297 stock options/warrants and the conversion of $660,000 of deferred compensation into stock options of the Company during the year ended December 31, 2017 and $720,000 accrual of deferred compensation and $533,103 cash repayments during the year ended December 31, 2016.

From time-to-time Executives of the Company advance monies to the Company to cover costs. During the years ended December 31, 2017 and 2016, officers advanced $26,000 and $12,618 of funds to the Company of which $11,500 and $10,300 were repaid during the years then ended. Also, during the years ended December 31, 2017 and 2016 accrued interest was repaid in an amount of $22,100 and $0, respectively. The balance of short-term advances Executives of the Company at December 31, 2017 and 2016 was $20,323 and $5,823, respectively.

During the years ended December 31, 2017 and 2016, an Executive of the Company entered into note payable agreements for $100,000 and $50,000, respectively. During the year ended December 31, 2016, the Company repaid the principal and interest of a $75,000 note payable to another Executive. At December 31, 2017 and 2016, notes payable remain outstanding to one Executive of the Company, in the amounts of $270,000 and $170,000, respectively. At December 31, 2017 and 2016, accrued interest on these notes payable totaled $21,983 and $20,284, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 7 - Income taxes

The Company files income tax returns with the Internal Revenue Service (“IRS”) and various state jurisdictions. For jurisdictions in which tax filings are prepared, the Company is subject to income tax examinations by state tax authorities and federal tax authorities for all tax years.

The deferred tax assets are mainly comprised of net loss carryforwards. As of December 31, 2017, the Company had approximately $14,000,000 of federal net operating loss carryforwards that it can use to offset a certain amount of taxable income in the future. These federal net operating loss carryforwards begin to expire in 2029. The resulting deferred tax asset is offset by a 100% valuation allowance due to the uncertainty of its realization.

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes was as follows for the years ended December 31, 2017 and 2016:

	2017	2016
Income tax computed at federal statutory tax rate	-34.0%	-34.0%
Change in valuation allowance	39.8%	39.8%
State taxes, net of federal benefit	-5.8%	-5.8%
Total	0.0%	0.0%

The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before provision for income taxes relates to the change in the valuation allowance.

The Company has adopted the accounting standards that clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. Our policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2017 and 2016.

Note 8 - Commitments and Contingencies

Legal matters

The Company may become involved in various legal proceedings in the normal course of business.

Note 9 - Subsequent Events.

Subsequent to December 31, 2017, an aggregate of 100,000 shares of restricted common stock and 6,200,000 common stock purchase warrants were issued as compensation to independent contractors.

Subsequent to December 31, 2017, the Company raised $60,000 from 3 investors as part of a Private Placement and issued 1,561,950 shares of restricted common stock and 1,561,950 common stock purchase warrants.

Subsequent to December 31, 2017, the Company converted $477,491 of principal and $36,039 of accrued interest in Variable Debentures outstanding at December 31, 2017 through the issuance of 19,327,397 of restricted shares of common stock.

Subsequent to December 31, 2017, the Company issued 17,003 of restricted common stock related to lock-up agreements and $195,000 of cash was received from the issuance of 1350 shares of Preferred B and 60 shares of Preferred C Stock. In addition, the Company issued warrants exercisable into up to 5,076,111 shares of common stock related to the issuance of the Preferred B and Preferred C Stock.

Subsequent to December 31, 2017, the Company received cash of $625,000 in connection with three notes issued for a total of $705,370 and issued a warrant to purchase up to 2,000,000 shares of common stock related to one of the notes. Under the terms of one of the notes, the Company issued 3,387,534 shares of common stock to the lender which are returnable to the Company if the note is fully repaid or fulfilled by its maturity date.

As a result of these issuances the total number of common shares outstanding is 341,345,596, Preferred B shares outstanding is 1350 and Preferred C shares outstanding is 760.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

Amount To be Paid
SEC registration fee		$217.00
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and related expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by amendment.

Item 14 - Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Delaware law, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15 - Recent Sales of Unregistered Securities

Unregistered Sales of Equity Securities

During the year ended December 31, 2017, we issued the following unregistered equity securities:

1.	Upon the conversion of promissory notes, an aggregate of 123,163,542 common shares.
2.	In private Placement Transactions, an aggregate of 59,451,533 common shares and 52,563,052 of common stock purchase warrants.

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The above issuances of were exempt from registration pursuant to Section 4(2), and/or Regulation D promulgated under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the nine months ending September 30, 2018 we issued the following unregistered equity securities:

1.	Upon the conversion of promissory notes, an aggregate of 58,695,192 common shares;
2.	In private Placement Transactions, an aggregate of 5,728,953 common shares and 18,480,984 of common stock purchase warrants.

The above issuances of were exempt from registration pursuant to Section 4(2), and/or Regulation D promulgated under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction

Item 16. Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference. The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, State of California on January 5, 2019.

Endonovo Therapeutics, Inc.

By	/s/ Alan Collier
Alan Collier, CEO

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Collier	CEO and sole director	1/5/2019
Alan Collier	(Principal Executive Financial and Accounting Officer)

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EXHIBIT INDEX

2.1	Share Exchange Agreement. Incorporated by reference to the current report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2012.

3.1	Articles of Incorporation. Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.

3.2	By-Laws. Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.

3.3	Agreement and Plan of Merger (Delaware reincorporation). Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.

3.4	Certificate of Designation (Super AA Voting Preferred). Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2012

3.5	Articles of Amendment -Name Change. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on January 24, 2014.

3.6	Articles of Amendment – Increase Authorized Shares. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on January 24, 2014.

3.7	Articles of Amendment – Reverse Stock Split. Incorporated by reference to Exhibit 3.7 to Form S-1 amendment filed with the Securities and Exchange Commission on October 6, 2016.

3.8	Certificate of Designation Series B Preferred Stock. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission February 10, 2017.

3.9	Certificate of Designation Series C Preferred Stock. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission December 26, 2017.

3.10	Articles of Amendment Authorizing additional Shares. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on September 18, 2018.

4.1	Specimen Common Stock Certificate. Incorporated by reference to like numbered Exhibit to Registration on Form S-1 amendment filed on June 10, 2016.

5.1	Opinion regarding Legality – Filed Herewith

10.1	Investment Agreement by and between the Company and Azure Capital, dated as of December 31, 2018. Incorporated by reference to like numbered exhibit to Current Report on Form 8-k filed with the Securities Exchange Commission on January 3, 2018.

10.2	Registration Rights Agreement by and between the Company and Azure Capital, dated as of December 31, 2018. Incorporated by reference to like numbered exhibit to Current Report on Form 8-k filed with the Securities Exchange Commission on January 3, 2018.

10.3	Acquisition Agreement between the Company and We Heal Animals, Inc. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed November 19, 2013

10.4	Settlement and Mutual Release, effective November 22, 2018, between the Company and Rio Grande Neurosciences, LLC. Incorporation by reference to Exhibit 10.1 to current report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2017.

10.5	Exchange Agreement dated as of November 30, 2018, between the Company and Eagle Equities, LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities Exchange Commission on December 7, 2018.

10.6	Secured $1,500,000 Convertible Promissory Note, dated as of November 30, 2018, issued by the Company and Eagle Equities, LLC. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities Exchange Commission on December 7, 2018.

23.1	Consent of Rose Snyder & Jacobs – Filed Herewith

23.2	Consent of Frank J. Hariton, Esq. (included in exhibit 5.1)

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